FINANCING AGREEMENT
between
JOHNSON COUNTY, WYOMING
and
URANERZ ENERGY CORPORATION
A Nevada corporation

Dated as of November 26, 2013

$20,000,000
JOHNSON COUNTY, WYOMING
TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BOND
(URANERZ ENERGY CORPORATION PROJECT)
SERIES 2013

            Certain of the rights and interests of Johnson County, Wyoming, in this Financing Agreement have been assigned to UMB BANK, n.a., as Trustee, pursuant to an Indenture of Trust dated as of November 26, 2013.

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TABLE OF CONTENTS

(This Table of Contents is not a part of this Financing Agreement and is only for convenience of reference.)

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FINANCING AGREEMENT

            THIS FINANCING AGREEMENT dated as of November 26, 2013 (the “Financing Agreement”), by and between JOHNSON COUNTY, WYOMING (the “Issuer” or the “County”), a political subdivision of the State of Wyoming (the “State”), and URANERZ ENERGY CORPORATION, a Nevada corporation (the “Borrower”).

P R E F A C E

            All capitalized terms used herein will have the meanings ascribed to them in ARTICLE 1 of this Financing Agreement. Terms not defined herein shall have the meanings provided in the Indenture, the Mortgage, the Bond and the Note, in the priority set forth.

W I T N E S S E T H:

            WHEREAS, the Issuer is authorized by the Act to finance one or more projects or parts thereof in order to facilitate and promote the sound economic growth of the State of Wyoming, and the development of natural resources and employment opportunities for the citizens of the State by encouraging the expansion of all kinds of business which contribute payrolls and tax base to the State, upon such conditions as the governing body of the Issuer may deem advisable; and

            WHEREAS, pursuant to the Act, the Issuer is authorized to issue revenue bonds for the purposes of providing funds for the construction of the Nichols Ranch ISR Processing Facility in order to produce U3O8 (yellowcake), for sale to utilities within the United States and elsewhere and to pay the Costs of Issuance; and

            WHEREAS, in order to provide for the payment of the Project Costs, simultaneously with the execution and delivery of this Financing Agreement, the Issuer and UMB BANK, n.a. will execute and deliver an Indenture of Trust, dated as of the date hereof, pursuant to which the Issuer will issue and sell its $20,000,000 Taxable Industrial Development Revenue Bond (Uranerz Energy Corporation Project), Series 2013, and the Issuer will lend the proceeds thereof to the Borrower (the “Loan”), all upon the terms and conditions of this Financing Agreement, for the sole and exclusive purpose of financing the Nichols Ranch Project (as described in EXHIBIT A attached hereto) and paying the Costs of Issuance, such Loan and Borrower’s Obligations to be evidenced by that certain promissory note in the principal amount of $20,000,000, dated as of the date of delivery of the Bond and due on October 1, 2020, from the Borrower to the Issuer, issued pursuant to this Financing Agreement and made payable to the Issuer, or registered assigns, and endorsed and assigned by the Issuer to the Trustee and in substantially the form attached hereto as EXHIBIT B; and

            WHEREAS, the Bond shall be issued under and pursuant to the Indenture, pursuant to which the Issuer shall pledge and assign to the Trustee certain rights of the Issuer thereunder; and

            WHEREAS, the State of Wyoming, acting by and through the Wyoming State Treasurer is authorized to purchase the Bond, subject to the terms and conditions specified under Wyo. Stat. § 9-4-715(m); and

            WHEREAS, the Borrower will pledge and grant a security interest in, among other things, the Collateral, the Mortgaged Property and all Loan Payments (as set forth in ARTICLE 4 hereof) to the Trustee to secure the full and prompt payment of the principal of and interest on the Bond;

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            NOW, THEREFORE, the Issuer and the Borrower, each in consideration of the representations, covenants and agreements of the other as set forth herein, mutually represent, covenant and agree as follows:

ARTICLE 1
DEFINITIONS

            Section 1.01.        Definitions.

            “Act” means the Industrial Development Projects Act, Title 15, Chapter 1, Article 7, Wyo. Stat.

            “Additional Charges” means those charges set forth in Section 4.03 of this Financing Agreement.

            “Arkose Mining Venture” means the contractual relationship of Borrower and United Nuclear, LLC, a Wyoming limited liability company, under the Arkose Mining Venture Agreement.

            “Arkose Mining Venture Agreement” means that certain agreement dated January 15, 2008, between the Borrower (81%) and United Nuclear, LLC, a Wyoming limited liability company (19%), establishing the Arkose Mining Venture.

            “Assignment of Product Sales Contracts and Processing Agreement” means that certain Assignment of Product Sales Contracts and Processing Agreement, dated as of the date of delivery of the Bond, by and between the Borrower and the Trustee.

            “Bond” means the $20,000,000 Taxable Industrial Development Revenue Bond (Uranerz Energy Corporation Project), Series 2013, dated as of the date of delivery thereof, issued by Johnson County, Wyoming, pursuant to the Indenture.

            “Bond Purchase Agreement” means that certain agreement, to be dated as of the date of delivery of the Bond, by and among the Issuer, the Borrower and the Purchaser.

            “Bond Resolution” means the resolution finally passed and adopted by the Commissioners on November 12, 2013, authorizing the issuance of the Bond.

            “Borrower” means Uranerz Energy Corporation, a Nevada corporation (including any permitted successor under Section 7.05 of this Financing Agreement).

            “Borrower’s Obligations” means all obligations of the Borrower to the Issuer, the Trustee and the Purchaser, whether now existing or hereafter arising, relating to or in connection with the financing of the Nichols Ranch Project herein provided for, including, without limitation, Borrower's obligations, representations, covenants and agreements under the Bond Purchase Agreement, this Financing Agreement, the Indenture and the Security Documents.

            “Borrower’s Representative” means the person (who may be an employee of the Borrower) at the time designated to act on behalf of the Borrower by written certificate furnished to the Issuer, the Trustee and the Purchaser containing the specimen signature of such person and signed on behalf of the Borrower by one of its officers. A certificate may designate an alternate or alternates.

            “Business Day” means any day other than a Saturday, Sunday or holiday or a day (a) on which banks located in the city in which the designated corporate trust office of the Trustee is located are required or authorized to close for general banking business or (b) on which the Federal Reserve System is closed.

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            “Certificate of Completion” has the meaning set forth in Section 3.03 of this Financing Agreement.

            “Closing Date” means November 26, 2013, the date of execution and delivery of this Financing Agreement and the Bond.

            “Collateral” means the Collateral described and defined in the Mortgage.

            “Commissioners” means the Board of County Commissioners as the governing body of the Issuer.

            “Completion Date” means the date established pursuant to Section 3.03 hereof.

            “Costs of Issuance” means any and all costs and expenses incurred in connection with the issuance, sale and delivery of the Bond, including, but not limited to (i) all fees and expenses of the Issuer; (ii) all fees and expenses of legal counsel, financial consultants, feasibility consultants and accountants (including fees payable under the Bond Purchase Agreement pursuant to which the Bond was sold); (iii) any agreed upon initial fee payable to the Trustee for acting in such capacity in connection with the issuance, sale and delivery of the Bond; and (iv) all other costs and expenses relating to the preparation, printing, reproduction, execution, filing and recording, as the case may be, of the Bond Purchase Agreement, the Indenture, this Financing Agreement, the Security Documents and any other related documents entered into or prepared in connection with the issuance, sale and delivery of the Bond and the financing of the Nichols Ranch Project.

            “County” means Johnson County, Wyoming (including any successor hereunder), a political subdivision organized and existing under the laws of the State.

            “Debt Service Fund” means the fund created by Section 5.03 of the Indenture.

            “Electronic Means” or “electronic means” means telecopy, facsimile transmission, e-mail transmission or other electronic means of communication providing evidence of transmission.

            "Encumbrance" includes any assignment, mortgage, charge, pledge, lien, hypothecation, encumbrance, security interest or insurance securing or in effect securing any obligation, conditional sale or title retention agreement, contractual deposit, trust deposit, escrow arrangement or other preferential arrangement whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, legal or equitable, perfected or not, and includes the rights of a lessor pursuant to an operating lease, capitalized lease or sale leaseback arrangement, any right of set-off and any guarantees or indemnities.

            “Environmental Laws” means all federal, state, and local laws, statutes, rules, regulations, orders, ordinances, legally enforceable requirements, or requirements under the common law, now or hereafter in effect in any and all jurisdictions where Borrower conducts business or operations, relating to the protection of the environment or human health or safety including, without limitation, the Wyoming Environmental Quality Act, the National Environmental Policy Act (NEPA), the Endangered Species Act (ESA), the National Historic Preservation Act (NHPA), the Atomic Energy Act, the Uranium Mill Tailings Radiation Control Act, the Safe Drinking Water Act (SDWA), the Clean Water Act and Federal Pollution Control Act, the Occupational Safety and Health Act (OSHA) and all applicable laws and regulations issued by the Nuclear Regulatory Commission (NRC), the Wyoming Department of Environmental Quality (WDEQ), the Bureau of Land Management (BLM), the U.S. Environmental Protection Agency (EPA), the U.S. Department of Transportation (DOT), and all other federal, state, and local governmental authorities that regulate the mining, extraction, and processing of uranium, including in-situ recovery operations, including all transportation operations in conjunction therewith.

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            “Equipment” has the meaning given such term in the Uniform Commercial Code and the Mortgage, and includes every piece of equipment used in the operation of the Nichols Ranch Project.

            “Event of Default” means those defaults under this Financing Agreement and as specified and defined by Section 9.01 hereof.

            “Financing Agreement” means this Financing Agreement dated as of the Closing Date, including any amendments or supplements hereto, by and between the Issuer and the Borrower.

            “Fiscal Year” means the fiscal year of the Borrower and shall be the annual period ending each year on December 31.

            “Force Majeure” means any one or more of the following: acts of God, strikes, lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States or of the State of Wyoming or any other state or jurisdiction or any of their departments, agencies, or officials, or any civil or military authority; insurrections; riots; landslides; earthquakes; fires; storms; droughts, floods or other adverse weather conditions; explosions; breakages or accident to machinery, transmission pipes or canals; temporary inability to obtain supplies or materials or governmental permits or licenses (other than licenses and permits necessary to commence the Nichols Ranch Project); or any other cause or event not reasonably within the control of the Borrower.

            “Goods” has the meaning given such term in the Uniform Commercial Code and the Mortgage.

            “Hazardous Substances” means any hazardous substance, hazardous material, hazardous waste, waste, pollutant, chemical contaminant, toxic chemical, or any other material that is listed, regulated, or controlled under any Environmental Laws, including any cleanup or remedial statute or regulation including the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. § 9601 et seq., and the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. § 6901 et seq. The term “Hazardous Substances” also includes any petroleum, crude oil, or fraction thereof, and any radioactive material, including any source, special nuclear or by-product material as defined in Environmental Laws, as well as any asbestos-containing material or polychlorinated biphenyls.

            “Improvements” means all buildings, structures, replacements, furnishings, fixtures, fittings and other improvements and property of every kind and character now or hereafter located or erected on the Lands, together with all building or construction materials, equipment, appliances, machinery, plant equipment, fittings, apparati, fixtures and other articles of any kind or nature whatsoever now or hereafter found on, affixed to or attached to the Lands, including (without limitation) all motors, boilers, engines and devices for the operation of pumps, and all heating, electrical, lighting, power, plumbing, air conditioning, refrigeration and ventilation equipment. The term “Improvements” also includes every improvement set forth in the Mortgage and every improvement on the Lands.

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            “Indenture” means an Indenture of Trust dated the date hereof (including any amendments or supplements thereto).

            “Interests in Real Estate” means all of the Lands, mineral rights and Unpatented Mining Claims currently owned, held or leased or to be acquired by the Borrower with proceeds of the Loan and described in EXHIBIT A to the Mortgage.

            “Inventory” has the meaning given such term in the Uniform Commercial Code.

            “Issuer” means the County.

            “Issuer’s Representative” means the County Clerk, or any other person at the time designated to act on behalf of the Issuer, as evidenced by a written certificate furnished to the Trustee, the Borrower and the Purchaser containing the specimen signature of such person and signed on behalf of the Issuer by the Chairman of the Commissioners. A certificate may designate an alternate or alternates.

            “Lands” means all lands and interests which are either described in EXHIBIT A of the Mortgage or the description of which is incorporated in EXHIBIT A of the Mortgage by reference to another instrument or document.

            “Leases” means all rights of the Borrower under all leases, licenses, occupancy agreements, concessions or other arrangements, whether written or oral, whether now existing or entered into at any time hereafter, whereby any person agrees to pay money or any consideration for the use, possession or occupancy of, or any estate in, the Lands, the Nichols Ranch Project or any part thereof, and all rents, income, profits, benefits, avails, advantages and claims against guarantors under any thereof.

            “Loan” means the loan made pursuant to ARTICLE 4 hereof.

            “Loan Payments” means those amounts necessary to repay the Loan made hereunder as provided in ARTICLE 4 hereof.

            “Loan Payment Dates” means not later than the first Business Day of each January, April, July and October, commencing January 1, 2014 through October 1, 2020, or such earlier date as the Principal Balance of the Note with interest thereon shall have been paid in full.

            “Maturity Date” means October 15, 2020, or such earlier date as the Principal Balance of the Bond shall be due and payable.

            “Mortgage” means the Mortgage, Assignment of Revenues, Security Agreement, Fixture Filing and Financing Statement between Borrower and the Trustee, dated of even date herewith, by which Borrower has mortgaged, assigned, and secured to the Trustee, the Collateral and the Mortgaged Property.

            “Mortgaged Property” means the Mortgagor’s interests subject to the Mortgage.

            “Nichols Ranch ISR Processing Facility” means the Johnson County, Wyoming, and Campbell County, Wyoming, lands in the area shown on the plan attached to the Mortgage as Schedule 1 and described on EXHIBIT A to the Mortgage.

            “Nichols Ranch Project” means the acquisition, construction, development and equipping of the Nichols Ranch ISR Processing Facility to extract uranium located within Johnson County, Wyoming and Campbell County, Wyoming (as described in EXHIBIT A attached hereto).

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            “Note” means that certain promissory note in the principal amount of $20,000,000, dated as of the date of delivery of the Bond and due on October 1, 2020, from the Borrower to the Issuer, in the form attached hereto as EXHIBIT B.

            “Ore” means all processed and unprocessed metallic and nonmetallic ore, including uranium and uranium ore minerals, and all other minerals and hydrocarbons located in, on or under all or any part of the Lands or otherwise produced therefrom.

            “Permitted Encumbrances” means the Encumbrances of the type referred to in EXHIBIT E attached hereto.

            "Person" means any individual, firm, partnership, company, corporation or other body corporate, government, governmental body, agency, instrumentality, unincorporated body or association and the heirs, executors, administrators or other legal representatives of an individual.

            “Principal Balance,” as it relates to the Bond, the Note or the Loan, means $20,000,000 or so much thereof as remains unpaid thereon from time to time.

            “Processing Agreement” means that certain “Processing Agreement for Uranium Concentrates,” dated November 28, 2011, entered into between the Borrower and a third party for the processing of uranium resins produced by the Borrower, as more fully described in EXHIBIT F attached hereto.

            “Product Sales Contracts” means those contracts between the Borrower and third parties for the sale and purchase of Ore, which contracts are listed in EXHIBIT F attached hereto.

            “Project” means the Nichols Ranch Project.

            “Project Costs” means any and all costs, expenses, fees and charges paid or incurred in connection with the completion of the Nichols Ranch Project and the issuance of the Bond, including:

            A.        all Costs of Issuance and Administration Expenses;

            B.        all advances, payments and expenditures in connection with the preparation of plans and specifications for the Nichols Ranch Project (including any preliminary study or planning of the Nichols Ranch Project or any aspect thereof);

            C.        all costs and fees for architectural, engineering, environmental, consulting, testing, design, appraisal, legal, accounting, financial, statistical and other technical and supervisory services necessary or incident to the acquisition, construction, development and equipping of the Nichols Ranch Project (including, without limitation, the costs of all licenses and permits employed or obtained in connection therewith);

            D.        all costs incurred in connection with the acquisition and installation of Equipment, machinery or furnishings included within or constituting a part of the Nichols Ranch Project;

            E.        payment or reimbursement for labor, services, materials, Equipment and supplies (including, without limitation, water, electricity, transportation and utility services) used, furnished or installed in the acquisition, construction, development and equipping of the Nichols Ranch Project, and payment of amounts due under contracts for the acquisition, construction, development and equipping of the Nichols Ranch Project;

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            F.        to the extent not paid by any contractor or subcontractor engaged to construct or install any part of the Nichols Ranch Project, payment of premiums on all insurance required to be taken out and maintained with respect to construction prior to the Completion Date;

            G.        all expenses incurred in seeking to enforce any remedy against any contractor, subcontractor or other Person in respect of any default under a contract or other liability or obligation relating to the Nichols Ranch Project;

            H.        payment of taxes, assessments and other charges, if any, that may become payable prior to the Completion Date with respect to the Nichols Ranch Project;

            I.        all interest and financing fees accruing on money borrowed or to be borrowed by the Borrower for financing of Project Costs during acquisition, construction, development and equipping of the Nichols Ranch Project;

            J.        without limitation by the foregoing, all other expenses which constitute necessary capital expenditures for the completion of the Nichols Ranch Project authorized by the Act and Wyo. Stat. 9-4-715(m) to be paid from the proceeds of the Bond; and

            K.        reimbursement for all advances, payments and expenditures made or to be made by the Borrower, the Issuer, and any other Person with respect to any of the foregoing expenses.

            “Purchaser” means the State of Wyoming acting by and through the Wyoming State Treasurer.

            “Release Price” means the amount necessary to redeem or cause a portion of the Principal Balance of the Bond to be “deemed paid” within the meaning of Section 5.06 of this Financing Agreement and Section 3.02 of the Indenture in a principal amount authorized by the Purchaser of the Bond.

            “Security Documents” means the Mortgage, the Assignment of Product Sales Contracts and Processing Agreement and any other instruments or documents securing the Borrower’s Obligations.

            “State” means the State of Wyoming.

            “State Treasurer” or “Wyoming State Treasurer” means the duly elected and qualified Treasurer of the State of Wyoming.

            “Term of the Financing Agreement” or “Term” means the term of this Financing Agreement as specified in Section 12.01 hereof.

            “Trustee” means UMB BANK, n.a., a national banking association duly organized and validly existing under the laws of the United States (including any successor trustee or co-trustee hereunder).

            “United Nuclear” means United Nuclear, LLC, a Wyoming limited liability company, the address of which is 120 South Durbin, Casper, Wyoming 82601.

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            “Unpatented Mining Claims” means the locations and appropriations of tracts of federal public lands containing a valuable mineral deposit. “Unpatented Mining Claims” shall include all rights incident thereto as recognized under Applicable Law relating to mining and shall include any and all appurtenant rights established by or accruing to the owner thereof, including, to the extent applicable to any individual Unpatented Mining Claim, the right of access, use of water and the right to conduct mineral exploration, development and exploitation activities.

            “WBC” means the Wyoming Business Council.

            Section 1.02.        Rules of Interpretation.

            (1)        This Financing Agreement shall be interpreted in accordance with and governed by the laws of the State of Wyoming.

            (2)        The words “herein,” “hereof,” and “hereunder” and words of similar import, without reference to any particular article, section or subdivision, refer to this Financing Agreement as a whole rather than to any particular article, section or subdivision hereof.

            (3)        References in this instrument to any particular article, section or subdivision hereof are to the designated article, section or subdivision of this instrument as originally executed.

            (4)        Any terms not defined herein but defined in the Bond Purchase Agreement, the Indenture, the Security Documents or other related documents shall have the same meaning herein unless the context hereof requires otherwise.

            (5)        The Table of Contents and titles of articles and sections herein are for convenience only and are not a part of this Financing Agreement.

            (6)        Unless the context hereof clearly requires otherwise, the singular shall include the plural and vice versa and the masculine shall include the feminine and vice versa.

            (7)        Unless the context hereof clearly requires otherwise, “or” is not exclusive, but is intended to permit or encompass one or more or all of the alternatives combined.

            (8)        All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and all computations provided for herein shall be made in accordance with generally accepted accounting principles.

            Section 1.03.        Limitation on Issuer Liability. No agreements or provisions contained in this Financing Agreement nor any agreement, covenant or undertaking by the Issuer contained in any document executed by the Issuer in connection with the Project shall give rise to any pecuniary liability of the Issuer or a charge against its general credit or taxing powers, or shall obligate the Issuer financially in any way except with respect to the Project and the application of revenues therefrom and the proceeds of the Bond. No failure of the Issuer to comply with any term, condition, covenant or agreement herein shall subject the Issuer to liability for any claim for damages, costs or other financial or pecuniary charge except to the extent that the same can be paid or recovered from the Project or revenues therefrom or proceeds of the Bond; and no execution on any claim, demand, cause of action or judgment shall be levied upon or collected from the general credit, general funds or taxing powers of the Issuer. Nothing herein shall preclude a proper party in interest from seeking and obtaining specific performance against the Issuer for any failure to comply with any term, conditions, covenant or agreement herein; provided, that no costs, expenses or other monetary relief shall be recoverable from the Issuer except as may be payable from the Project or its revenues.

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            Section 1.04.        Sovereign Immunity. The Issuer, the State of Wyoming, the Wyoming State Loan and Investment Board and the Treasurer do not waive sovereign immunity by entering into this Financing Agreement and specifically retain immunity and all defenses available to them as sovereigns pursuant to Wyo. Stat. § 1-39-104(a) and all other State law.

            Section 1.05.        Exhibits. The following Exhibits are attached to and by reference made a part of this Financing Agreement:

(1)	EXHIBIT A: Description of the Nichols Ranch Project
(2)	EXHIBIT B: Form of the Promissory Note
(3)	EXHIBIT C: Reclamation Performance Bonds
(4)	EXHIBIT D: Form of Disbursement Requisition
(5)	EXHIBIT E: Permitted Encumbrances
(6)	EXHIBIT F: Product Sales Contracts and Processing Agreement
(7)	EXHIBIT G: Permits and Licenses for the Nichols Ranch Project
(8)	EXHIBIT H: Liens to Be Paid on the Date of Closing on the Bond

* * * * * * * * * *

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ARTICLE 2
REPRESENTATIONS AND COVENANTS

            Section 2.01.        Representations and Covenants of the Issuer. The Issuer makes the following representations as the basis for its covenants herein:

            (1)        The Issuer is a body corporate and politic and public instrumentality duly organized and validly existing as such under the laws of the State of Wyoming. Under the provisions of the Act, the Issuer is authorized to enter into the Bond Purchase Agreement, the Indenture and this Financing Agreement and to carry out its obligations thereunder and hereunder. The Issuer has duly authorized the execution and delivery of the Bond Purchase Agreement, the Indenture and this Financing Agreement.

            (2)        The Issuer will not pledge any of its rights under this Financing Agreement other than for purposes of transferring and/or assigning its rights and interest to the Trustee as contemplated by the Bond Purchase Agreement, the Indenture and the Security Documents.

            (3)        The Bond will be issued, mature, bear interest, be redeemable and have other terms and provisions as provided for in the Bond Purchase Agreement, the Indenture and the Bond.

            (4)        The acquisition, construction, development and equipping of the Project, the issuance and sale of the Bond, the execution and delivery of this Financing Agreement, and the performance of all covenants and agreements of the Issuer contained in the Bond, this Financing Agreement, the Bond Purchase Agreement and the Indenture, as well as the performance of all other acts and things required under the constitution and laws of the State of Wyoming to make the Bond, the Financing Agreement, the Bond Purchase Agreement and the Indenture valid and binding obligations of the Issuer in accordance with their terms are authorized by the Act and have been duly authorized by a Bond Resolution of the Issuer finally passed and adopted on November 12, 2013, by the affirmative vote of not less than a majority of the Commissioners.

            (5)        The Issuer has not made, done, executed or suffered, and it warrants that it will not make, do, execute or suffer any act or thing whereby its interest in any property now or hereafter included in the Project, shall or may be impaired, charged or encumbered in any manner whatsoever except as expressly permitted by the terms of this Financing Agreement, the Bond Purchase Agreement and the Indenture.

            (6)        To finance the Project, as presently estimated, in anticipation of the collection of the revenues thereof, the Issuer has duly authorized the Bond in the principal amount of $20,000,000 to be issued upon the terms set forth in the Bond Resolution, under the provisions of which the Issuer has agreed to assign its interest in this Financing Agreement and the payments hereunder and its interest in the Project to the Trustee as security for the payment of the principal of and interest on the Bond.

            Section 2.02.        Representations and Covenants of the Borrower. The Borrower makes the following representations as the basis for its covenants herein:

            (1)        The Borrower (i) is a Nevada corporation, validly existing and in good standing under the laws of the State of Nevada, (ii) is qualified to do business in the State of Wyoming, and (iii) is either qualified to do business and is in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

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            (2)        The Borrower, a uranium company principally focused on commercial in-situ recovery (ISR) uranium production of its properties in the Powder River Basin area of Wyoming, operates in two segments: Arkose Mining Venture and the Corporation’s remaining operations.

            The Arkose Mining Venture was formed pursuant to the Arkose Mining Venture Agreement. United Nuclear (19% participating interest) and the Borrower (81% participating interest) are the participants in the Arkose Mining Venture (collectively the “Participants”) and the Borrower is the Manager. United Nuclear and the Borrower both own or control certain properties in Campbell and Johnson Counties, State of Wyoming. Pursuant to Section 3.4 of the Arkose Mining Venture Agreement, title to the Assets (as defined therein) of the Arkose Mining Venture is held in the name of the Borrower, beneficially on behalf of each Participant, as their participating interests are determined pursuant to the Arkose Mining Venture Agreement.

            The Borrower is currently constructing its Nichols Ranch Project, as described in EXHIBIT A hereto. Arkose Mining Venture Unpatented Mining Claims (in the name of the Borrower) and the Borrower’s Unpatented Mining Claims relating to the Nichols Ranch Project, located in Johnson County, Wyoming, and Campbell County, Wyoming, are set forth in EXHIBIT A of the Mortgage.

            (3)        Borrower is in full compliance with applicable Environmental Laws and Borrower has obtained all permits, licenses, mining claims, leases, surface rights, agreements, and approvals from federal, state, and local authorities as necessary (as listed in EXHIBIT G hereto) for the operations of the Project and for the mining, extraction, processing and transportation of uranium and all Hazardous Substances related to the Project.

            (4)        There are no citations, notices of violation, investigations, or inquiries, by any governmental authority, nor any pending or threatened claims, demands, actions, administrative proceedings or lawsuits arising under any Environmental Laws (collectively “Environmental Actions”) against the Borrower and if such Environmental Actions arise the Borrower shall provide notice to the Issuer, Trustee and Purchaser within five (5) Business Days of receipt of any such Environmental Actions.

            (5)        To the Borrower’s knowledge, there are no environmental conditions existing on any of Borrower’s mining, extraction, or processing properties or where the Borrower conducts operations, including the Project, that would give rise to any onsite or off-site remedial or cleanup obligations and there has been no release of Hazardous Substances on any such property.

            (6)        All reclamation performance bonds required by the State of Wyoming, Department of Environmental Quality and all other necessary agencies and governmental authorities, for the Nichols Ranch Project have been obtained and copies of all documentation relating thereto are attached to this Financing Agreement as EXHIBIT C.

            (7)        The Borrower is in full compliance with all financial assurance and asset retirement obligations for mine reclamation, remediation, and cleanup activities. Further, Borrower represents that the reclamation performance bonds and related financial assurance bonds it has secured are in the amounts required by the governing regulatory authorities and sufficient to cover all costs of reclamation, remediation, and cleanup. Borrower also represents that its reclamation performance bonds and financial assurance bonds are reviewed annually to ensure the amounts and terms thereof are acceptable to the governing regulatory authorities.

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            (8)        The Borrower has full power to enter into and perform its obligations under this Financing Agreement, the Bond Purchase Agreement, the Security Documents and all other documents contemplated hereby or executed pursuant hereto. The execution and delivery of this Financing Agreement, the Bond Purchase Agreement, the Security Documents and all other documents contemplated hereby or executed pursuant hereto and the performance and observance of their terms, conditions and obligations have been duly authorized by all necessary action on the part of Borrower. This Financing Agreement, the Bond Purchase Agreement and the Security Documents, and any other agreement required hereby will constitute, when duly executed and delivered by Borrower to the Issuer, the Trustee or the Purchaser, valid and binding obligations of Borrower enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and the application of general principles of equity.

            (9)        The execution and delivery of this Financing Agreement, the Bond Purchase Agreement and the Security Documents and the consummation of all the transactions contemplated hereby and thereby, do not and will not conflict with, or be in contravention of, any law, order, rule or regulation applicable to Borrower or any agreement or instrument to which Borrower is a party or by which the Project is bound or affected, and will not result in the creation of any lien, charge or encumbrance of any nature upon the Project other than that contemplated hereby.

            (10)        Any financial statements of Borrower, or any consolidated financial statements of which Borrower is a subsidiary, heretofore delivered to Issuer or the Purchaser are accurate and complete in all respects, have been prepared in accordance with generally accepted accounting principles, fairly represent the financial condition of Borrower, as of the respective dates of such financial statements and no material adverse change has occurred in the conditions reflected therein since their respective dates. No additional material obligations other than those contemplated by this Financing Agreement have been entered into by Borrower since the date of its financial statements, other than as disclosed to Issuer and the Purchaser in writing.

            (11)        All information furnished in any document required to be furnished by Borrower under or in connection with the Bond, this Financing Agreement and the Bond Purchase Agreement is accurate and complete in all respects.

            (12)        The Borrower hereby represents and warrants to the Issuer and the Purchaser that there is no material action, suit, legal proceeding, administrative action or other proceeding pending or threatened (or, to the best knowledge of Borrower, any basis therefor) against Borrower or affecting the properties or assets of Borrower, including any matters relating to or arising under any Environmental Laws in any court or before any arbitrator of any kind or before or by any governmental body. Borrower is not in default with respect to any order of any court, arbitrator or governmental body, and Borrower is not subject to or a party to any order of any court or governmental body arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters. For the purposes of this subsection, the term “governmental body” includes any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and the term “order” includes any order, writ, injunction, decree, judgment, award, determination, direction or demand.

            (13)        Borrower (on behalf of itself and as Manager for the Arkose Mining Venture) has filed all federal, state and local tax returns which are required to be filed and has paid all taxes shown on such returns and on all assessment notices received by it to the extent that such taxes and assessments have become due, except to the extent the same are being contested in good faith in appropriate proceedings, have been disclosed in writing to the Issuer and the Purchaser, and for which adequate reserves have been provided. All federal and state income taxes and all other taxes and assessments of any nature with respect to which Borrower (on behalf of itself and as Manager for the Arkose Mining Venture) is obligated have been paid or adequate accruals have been set up therefor.

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            (14)        Other than Collateral that is subject to liens, Encumbrances or mortgages that will be paid on the date of Closing from proceeds of the Bond, Interests in Real Estate described in the Security Documents and related documents are (or will be, with respect to Collateral hereafter acquired) vested solely in Borrower, free and clear of all liens, encumbrances and other claims whatsoever, except as granted by the Security Documents or as have been approved in writing by Issuer and the Purchaser. Other than as disclosed to the Issuer and the Purchaser in EXHIBIT H attached hereto, as it relates to the liens that Borrower will be paying on the date of Closing with the proceeds of the Bond, Borrower has made no contract or arrangement of any kind, the performance of which contract or arrangement by another party does or could give rise to a lien on the Project.

            (15)        Borrower has not received any other financing for any purpose secured by the Project or any other Collateral securing the Loan, the security for which is superior to that for the Loan.

            (16)        After the date of this Financing Agreement, Borrower shall not enter into any financing arrangement for any purpose secured by the Project or any other Collateral securing the Loan without the written approval of the Purchaser.

            (17)        There is no default on the part of Borrower under this Financing Agreement or any document executed by Borrower in connection herewith and no event has occurred which with notice or the passage of time or both would constitute a default hereunder or under any such document.

            (18)        The Issuer has not made any representations, either express or implied, that the Project will be suitable to the needs of the Borrower and the Borrower recognizes that under the Act the Issuer is not authorized to expend any funds on the Project other than the revenues received by it therefrom or the proceeds of the Bond, or other funds granted to it for purposes contemplated in the Act.

            (19)        To the best knowledge of the Borrower (i) no officer or member of the Issuer has either a direct or indirect financial interest in or will personally benefit financially from this Financing Agreement, the Bond Purchase Agreement, the Security Documents, the Bond or the Project or any contract, agreement or job hereby contemplated to be entered into or hereby undertaken, (ii) no official or employee of the Issuer has any personal interest, direct or indirect, in this Financing Agreement, and (iii) the Borrower has not paid or given any official or employee of the Issuer, any money or other consideration for obtaining this Financing Agreement.

            Section 2.03.        Purchaser May Rely on Representations. The Issuer and the Borrower agree that the representations contained in this ARTICLE 2 are for the use and benefit of the Purchaser, and the Purchaser shall be entitled to rely thereon.

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ARTICLE 3
THE PROJECT; COLLATERAL; ISSUANCE OF THE BOND;
APPLICATION OF BOND PROCEEDS; COMPLETION OF THE
PROJECT

            Section 3.01.        The Project; Collateral.

            (1)        Borrower covenants and warrants that it has and will continue to acquire, construct, develop and equip the Project in accordance with the provisions of its Application for Industrial Development Bonds submitted to the WBC.

            (2)        Borrower has advanced at least twenty-five percent (25%) of the total cost of the Project, as required by Wyo. Stat. § 9-4-715(m).

            (3)        Subject to the terms of this Financing Agreement, the Bond Purchase Agreement, the Indenture, the Security Documents and the Arkose Mining Venture Agreement, the Collateral and the Mortgaged Property (other than the Arkose Mining Venture property set forth in EXHIBIT A of the Mortgage) securing the Bond shall be the sole and exclusive property of, and title thereto shall continue to be vested in, the Borrower.

            (4)        Borrower will not dispose of or remove or permit the disposal or removal of any portion of the Project or the Collateral except in accordance with the provisions of this Section:

            (a)        In any instance where the Borrower in its sound discretion determines that any portion of the Project or the Collateral has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary for the operation of the Project or security for the Bond, the Borrower may, at its expense, dispose, or remove and dispose of a part of the Project or the Collateral and substitute or install other items of machinery, Equipment or other personal property, not necessarily having the same function, provided that such removal and substitution shall not impair the operating utility and unity of the Project or the security for the Bond. All substituted items shall be acquired or installed free and clear of all liens or encumbrances, and shall become part of the Project and the Collateral and be subject to the Security Documents.

            (b)        Upon the written approval of the Purchaser, the Borrower may also enter into leases for real property related to the Project and include within the Project any improvements thereon that are owned by the Borrower.

            (c)        The Borrower will obtain the written consent of the Purchaser, will cooperate with the Trustee and the Purchaser and will pay all costs, including reasonable counsel fees, incurred in subjecting to the lien of the Security Documents all items of property or leasehold interests so substituted and the Issuer, the Trustee and the Purchaser will cooperate with the Borrower in securing, if necessary, release of property for which the substitution is made under the Security Documents and in providing such documents as may be required to facilitate the removal or substitution.

            (d)        Prior to the abandonment, disposition or release of part of the Interests in Real Estate, including Unpatented Mining Claims, which form part of the Collateral, the Borrower shall report to the Trustee and the Purchaser, by Borrower’s certificate, a description of the Interests in Real Estate to be abandoned or disposed of, the reasons for such abandonment or disposal, including the proposed value of such Collateral and obtain prior written consent of Purchaser before abandoning or disposing of such Interests in Real Estate. If Borrower or any affiliated entity should reacquire any of the Interests in Real Estate during the term of the Loan, such reacquired Unpatented Mining Claims shall become Collateral and subject to the lien of the Security Documents.

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            (e)        Subject to the provisions of subsections (a) and (d), in the case of the disposition of any part of the Collateral, the Borrower shall report to the Trustee and the Purchaser, by Borrower’s certificate, a description of the Collateral to be disposed of and the proposed value of such Collateral. If the Purchaser does not agree with the amount that the Borrower proposes to receive from such disposition, the Purchaser may engage a consultant, at the Borrower’s expense, to obtain verification of value. Upon disposal of part of the Project or Collateral as described in subsections (a) and (d) above, and provided the operating utility and unity of the Project are not impaired, the Borrower may decide not to make any substitution and installation of other items of property; provided, however, in the case of the sale, trade-in or other disposition of part of the Project or Collateral for which no substitution is to be made, the Borrower shall pay to the Trustee for deposit in the Debt Service Fund the sale proceeds, the credit received upon trade-in, or an amount equal to the value of the part of the Project or Collateral (in the case of another disposition) as determined by the Borrower (or the consultant, as the case may be). Nothing in this Section 3.01 is intended or shall be deemed to qualify or otherwise limit the Borrower*s Obligations under Section 4.02 hereof. Nothing contained in this Section shall relieve the Borrower from making all Loan Payments payable as provided in this Agreement.

            Section 3.02.        Issuance of the Bond; Application of Bond Proceeds. The Issuer shall make the Loan to Borrower from the proceeds of the Bond, which Issuer shall sell and cause to be delivered to the Purchaser in accordance with the Bond Purchase Agreement and the Indenture. The Borrower hereby approves the issuance of the Bond and all terms and conditions of the Bond, the Bond Purchase Agreement, the Indenture and the Security Documents.

            Issuer shall cause the proceeds of the Bond to be expended and deposited by the Trustee as follows:

$20,000,000 shall be deposited into the Project Fund. All Bond proceeds deposited in the Project Fund shall be available for the payment of Project Costs upon receipt by the Trustee of a completed Disbursement Requisition in the form set forth in EXHIBIT D hereto. Borrower shall obtain from the Purchaser the written approval of the disbursements prior to the submission of the form to the Trustee for payment.

            For purposes of complying with the requirements of this Section, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon the certified requisition of the Borrower, as approved by the Purchaser. The Trustee shall not be bound to make any investigation into the facts or matters stated in any certificate or requisition. The Trustee shall not be responsible for determining whether the funds on hand in the Project Fund are sufficient to complete the acquisition, construction, development or equipping of the Project. The Trustee shall not be responsible to collect lien waivers, and it is acknowledged that the Trustee has no responsibility to verify or confirm that any lien waivers attached by the Borrower on any requisition are accurate or complete.

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            Section 3.03.        Certificate of Completion. The Completion Date for the Project shall be the date on which acquisition, construction, development and equipping of the Project have been completed substantially in accordance with the plans and specifications therefor, as determined by the Borrower and as set forth in the certificate furnished by the Borrower to the Trustee in accordance with this Section 3.03. As soon as reasonably practicable after completion of acquisition, construction, development and equipping of the Project, and in any event not more than ninety (90) days thereafter, the Borrower shall furnish to the Trustee a Borrower’s Representative certificate (the “Certificate of Completion”) (i) stating that the Borrower has determined that the acquisition, construction, development and equipping of all portions of the Project have been completed substantially in accordance with the plans and specifications therefor as of the Completion Date specified in such Certificate; and (ii) stating that, except for any amounts that are subject to a bona fide dispute, all Project Costs have been paid. Such Certificate of Completion may state that it is given without prejudice to any rights against third parties which exist at the date thereof or which may subsequently come into being.

            If on the Completion Date there are Bond proceeds which exceed funds required to pay Project Costs, such excess Bond proceeds shall be transferred by the Trustee to the Debt Service Fund to be applied toward payment of principal amounts due on the Bond.

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ARTICLE 4
LOAN PROVISIONS

            Section 4.01.        The Loan. The Issuer agrees, upon the terms and conditions herein specified, to lend to the Borrower the proceeds received by the Issuer from the sale of the Bond, by causing such proceeds to be deposited with the Trustee for disposition as provided herein and in the Indenture; and the obligation of the Issuer to make the Loan shall be deemed fully discharged upon so depositing the proceeds of the Bond with the Trustee.

            Section 4.02.        Loan Payments. Subject to the Borrower’s right of prepayment granted in Section 10.01, the Borrower agrees to repay the Loan in installments of Loan Payments as follows:

            (1)        During the Term of the Financing Agreement, the Borrower shall make Loan Payments in immediately available funds as follows:

(a)	Interest only on the Loan shall be paid in arrears in quarterly installments not later than the first Business Day of January 2014, April 2014, July 2014 and October 2014.

(b)

Principal and interest on the Loan shall be fully amortized over six (6) years and paid in quarterly installments not later than the first Business Day of each January, April, July and October, commencing January 1, 2015 through October 1, 2020, or such earlier date as the Principal Balance thereof with interest thereon shall have been paid in full.

            (2)        In any event the sum of the Loan Payments payable under this Section shall be sufficient to pay all principal and interest on the Bond as such principal and interest become due, on the Maturity Date, upon redemption, acceleration or otherwise; and accordingly if on the Business Day immediately preceding any Loan Payment Dates or Maturity Date the balance in the Debt Service Fund is not sufficient for this purpose, the Borrower will make a Loan Payment to cure the deficiency.

            (3)        All Loan Payments shall be made directly to the Trustee at its designated corporate trust office in Denver, Colorado, for the account of the Issuer, and shall be deposited by the Trustee in the Debt Service Fund. In the event the Borrower should fail to make any of the payments required in this Section 4.02, the item so in default shall continue as an obligation of the Borrower until the amount in default shall have been fully paid, and the Borrower agrees to pay the same with interest thereon (including to the extent permitted by law, interest on overdue installments of interest) at the rate borne by the Bond.

            (4)        Sums set aside in the Debt Service Fund to prepay a portion of the Principal Balance of the Bond shall be deemed available as a credit against Loan Payments required to be made hereunder.

            (5)        Loan Payments shall be made in the form of wire transfer.

            (6)        On December 1 of each year, commencing December 1, 2013, the Trustee shall provide the Borrower a schedule of the Loan Payment amounts for the next calendar year.

            Section 4.03.        Additional Charges. The Borrower agrees to pay, when due, each and all of the following:

            (1)        to or upon the order of the Trustee, when due, all fees and expenses of the Trustee for services rendered under the Indenture and all fees and charges of legal counsel, accountants, public agencies and others incurred in the performance, on request of the Trustee, of services required under the Indenture for which the Trustee and such other persons are entitled to payment or reimbursement; provided that the Borrower may, without creating a default hereunder, contest in good faith the necessity or reasonableness of any such services, fees or expenses other than the Trustee's fees for ordinary services as set forth in the Indenture and any fees or charges of public agencies;

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            (2)        to the Issuer, all reasonable expenses directly incurred by the Issuer to perform its obligations or exercise its rights under this Financing Agreement, and all other reasonable expenses incurred by the Issuer in relation to the Project which are not otherwise required to be paid by the Borrower under the terms of this Financing Agreement;

            (3)        to the Purchaser, all reasonable expenses directly incurred by the Purchaser to perform its obligations or exercise its rights under this Financing Agreement, and all other reasonable expenses incurred by the Purchaser in relation to the Project which are not otherwise required to be paid by the Borrower under the terms of this Financing Agreement;

            4)        to the Trustee or the Purchaser the amount of all advances made by the Trustee or the Purchaser, with interest thereon, as provided in Section 5.04 of this Financing Agreement; and

            (5)        to the Issuer, the Trustee or the Purchaser, as the case may be, interest at a rate per annum equal to eighteen percentum (18.00%), on each payment commencing on the date when due and required in this Section to be made to the Issuer, the Trustee or the Purchaser, if not made when due and if not advanced by the Trustee under the Indenture or the Security Documents.

            Section 4.04.        Borrower’s Obligations Unconditional. All Loan Payments, Additional Charges and all other payments required of the Borrower hereunder shall be paid without notice or demand and without setoff, counterclaim, or defense for any reason and without abatement or deduction or defense (except as provided in Section 7.04). The Borrower will not suspend or discontinue any such payments, and will perform and observe all of its other agreements in this Financing Agreement, and will not terminate this Financing Agreement for any cause, including but not limited to any acts or circumstances that may constitute failure of consideration, destruction or damage to the Collateral, the Mortgaged Property or the Borrower’s business, the taking of the Mortgaged Property or the Borrower’s business by condemnation or otherwise, the lawful prohibition of the Borrower’s use of the Project, or Borrower’s business, the interference with such use by any private person or corporation, the invalidity or unenforceability or lack of due authorization or other infirmity of this Financing Agreement, or lack of right, power or authority of the Issuer to enter into this Financing Agreement, eviction by paramount title, commercial frustration of purpose, bankruptcy or insolvency of the Issuer or the Trustee, change in the laws or administrative rulings or actions of the United States of America or of the State or any political subdivision thereof, or failure of the Issuer to perform and observe any agreement, whether express or implied or any duty, liability or obligation arising out of or connected with this Financing Agreement, or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the Loan Payments and other amounts payable by the Borrower hereunder shall be paid in full when due without any delay or diminution whatever.

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            Section 4.05.        Borrower’s Remedies. Nothing contained in this ARTICLE shall be construed to release the Issuer from the performance of any of its agreements herein, and if the Issuer should fail to perform any such agreements, the Borrower may institute such action against the Issuer as the Borrower may deem necessary to compel the performance so long as such action shall not violate the Borrower’s agreements in Section 4.04 or diminish or delay the amounts required to be paid by the Borrower pursuant to Section 4.02 of this FinancingAgreement. The Borrower acknowledges however and agrees that any pecuniary obligation of the Issuer created by or arising out of this Financing Agreement shall be payable solely out of the proceeds derived from this Financing Agreement, the sale of the Bond, any insurance and condemnation awards received pursuant to the Mortgage or upon the sale or other disposition of the Collateral and the Mortgaged Property upon a default by the Borrower or otherwise.

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ARTICLE 5
PROJECT, COLLATERAL AND MORTGAGED PROPERTY COVENANTS

            Section 5.01.        Possession of the Project, Collateral and Mortgaged Property. The Issuer acknowledges that as between the Issuer and the Borrower, the Borrower is entitled to sole and exclusive possession of the Project, the Collateral and the Mortgaged Property.

            Section 5.02.        Operation and Maintenance. The Borrower shall pay all expenses of the operation and maintenance of the Project, the Collateral and the Mortgaged Property including, but without limitation, adequate insurance thereon in such amounts and with such deductible provisions as set forth in the Mortgage and approved by the Purchaser, and as are customarily carried in connection with the operation of an in-situ uranium mining operation and business and related facilities of the type and size comparable to the Project, the Collateral and the Mortgaged Property, and insurance against all liability for injury to persons or property arising from the operation thereof as set forth in the Mortgage and approved by the Purchaser, and all taxes and special assessments levied upon or with respect to the Project, the Collateral and the Mortgaged Property and payable during the Term of the Financing Agreement, all in conformance with and subject to any good faith contest provisions provided in the Mortgage.

            Section 5.03.        Mortgage and Assignment of Product Sales Contracts and Processing Agreement. In consideration of the Loan, and as security for the Loan Payments to be made by the Borrower for the payment of the Bond, and as security for the performance of all of the other obligations, agreements and covenants of the Borrower to be performed and observed hereunder, the Borrower shall execute and cause to be recorded the Mortgage and the Assignment of Product Sales Contracts and Processing Agreement and shall keep, perform and observe each of its obligations thereunder. The Mortgage and the Assignment of Product Sales Contracts and Processing Agreement may be released by the Trustee upon certain prepayments of the Borrower as described herein and as the Trustee is directed in the Indenture.

            Section 5.04.        Advances. The Borrower acknowledges and agrees that, under the Indenture, the Mortgage and the Assignment of Product Sales Contracts and Processing Agreement, the Trustee and the Purchaser may take certain action and make certain advances relating to the Collateral and the Mortgaged Property or to certain other matters as expressly provided therein, and the Borrower shall be obligated to repay all such advances on demand, with interest from the date of each such advance, at the rate and under the conditions set forth in the Indenture, the Mortgage or the Assignment of Product Sales Contracts and Processing Agreement, as the case may be or, in the absence of any provision therein, under Section 4.03(5) hereof.

            Section 5.05.        Alterations to and Removal of Collateral or Mortgaged Property. The Borrower shall, subject to the terms and conditions of the Mortgage and Section 3.01 of this Financing Agreement and the written approval of the Purchaser of the Bond, have the right from time to time at its cost and expense, to remodel and make additions, modifications, alterations, improvements and changes (collectively referred to as “alterations”) in or to the Project, the Collateral or the Mortgaged Property or to remove any Equipment therefrom as the Borrower may deem to be desirable for its uses and purposes, provided such alterations or removal do not impair the character of the Project within the meaning of the Act or the security for the payment of the Bond.

            Section 5.06.        Sale or Lease of Collateral and Mortgaged Property; Assignment and Transfer. With the written consent of the Purchaser, the Borrower may obtain the release of all or a portion of the Collateral or Mortgaged Property by paying the applicable Release Price to the Trustee. On the date of such payment of the Release Price, a closing shall be held at the designated office of the Trustee, or any other office mutually agreed upon. At the closing the Issuer and the Trustee shall, upon acknowledgment of receipt of the Release Price, execute and deliver to the Borrower such release or amendment of the Mortgage and the Assignment of Product Sales Contracts and Processing Agreement and other instruments as the Borrower reasonably determines are necessary to terminate the lien or other effect thereof.

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            The Borrower will not otherwise lease the Collateral or the Mortgaged Property, in whole or in part, nor assign its rights under this Financing Agreement, nor sell, mortgage, transfer or otherwise encumber its interests in the Project, the Collateral or the Mortgaged Property, in whole or in part, except as provided in the Mortgage or the Assignment of Product Sales Contracts and Processing Agreement and unless and except as provided below:

            (1)        The Borrower shall have received written permission of the Purchaser, which permission shall be granted at the sole discretion of the Purchaser;

            (2)        The assignee-transferee of the Collateral must be an organization experienced and properly licensed in the operation of in-situ uranium mining operations similar to those operated by the Borrower;

            (3)        Unless the assignee-transferee is a surviving, resulting or transferee entity as permitted under Section 7.05, no such assignment and transfer shall relieve the Borrower from liability for all Loan Payments, Additional Charges, Administration Expenses and other payments due and for the performance of all other obligations required under this Financing Agreement and the Indenture; and

            (4)        Any assignee-transferee shall expressly assume the Borrower’s Obligations under this Financing Agreement, the Mortgage and the Assignment of Product Sales Contracts and Processing Agreement by instruments in writing delivered to the Trustee and the Purchaser.

            The Borrower shall promptly notify the Trustee and the Purchaser of any such sale, assignment or Lease.

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ARTICLE 6
DAMAGE AND DESTRUCTION; MATERIAL CHANGE IN MINING LAW;
AND CONDEMNATION

            Section 6.01.        Damage and Destruction of Project. If any Principal Balance of the Bond remains Outstanding when Collateral or Mortgaged Property is damaged or destroyed by fire or other casualty, the Borrower shall either restore such Collateral or Mortgaged Property as required by the Indenture, or if Section 10.02 of this Financing Agreement is applicable, prepay the Loan pursuant to said Section.

            Section 6.02.        Change in General Mining Law of 1872. In the event of the repeal or material modification of the current General Mining Law of 1872 during the Term of the Financing Agreement, such that the Interests in Real Estate of the Borrower which are material to the exploration, development or operation of the Project are affected, modified or transformed, the Borrower will use its best efforts to retain its Interests in Real Estate and will consult with the Trustee to determine how best to preserve the interest of the Borrower and the interest of the Trustee in the affected Collateral or Mortgaged Property, and the Borrower shall take no action, which in the reasonable opinion of the Trustee or its counsel could adversely affect or impair their interest in the Collateral or Mortgaged Property or under this Financing Agreement or the Mortgage. If, however, Section 10.02 of this Financing Agreement becomes applicable, Borrower shall prepay the Loan pursuant to said Section.

            Section 6.03.        Condemnation. If any Principal Balance of the Bond remains Outstanding when Collateral or Mortgaged Property is taken by condemnation, the Borrower shall either restore such Collateral or Mortgaged Property as provided in the Indenture or if Section 10.02 of this Financing Agreement is applicable, prepay the Loan pursuant to said Section.

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ARTICLE 7
SPECIAL COVENANTS

            Section 7.01.        No Warranty of Condition or Suitability by Issuer. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE DESIGN OR CAPACITY OF THE PROJECT TO THE SUITABILITY FOR OPERATION OF THE PROJECT OR AS TO THE CONDITION OF THE PROJECT OR ITS SUITABILITY FOR THE BORROWER’S PURPOSES OR NEEDS. THE ISSUER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT THE BORROWER WILL HAVE QUIET AND PEACEFUL POSSESSION OF THE PROJECT. THE ISSUER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED WITH RESPECT TO THE VIABILITY OR PROFITABILITY OF THE PROJECT.

            Section 7.02.        Further Assurances and Corrective Instruments. The Issuer and the Borrower agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered such supplements hereto and such further instruments as may reasonably be required for carrying out the expressed intention of this Financing Agreement, all at the sole expense of the Borrower.

            Section 7.03.        Financial Information. The Borrower agrees to furnish any financial information and certifications required by the Issuer, the Trustee or the Purchaser.

            Section 7.04.        Taxes and Other Governmental Charges. During the Term of this Financing Agreement, the Borrower shall not allow any state or county assessed taxes on the Project, the Collateral or the Mortgaged Property to become delinquent and shall pay all property and/or excise taxes within the time frames required by Title 39 of the Wyoming Statutes. With respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, with or without interest, the Borrower shall be obligated to pay only such installments and interest as are required to be paid during the Term of the Financing Agreement.

            Borrower’s tax or assessment liabilities may, however, be deemed delinquent, and a tax lien or assessment lien may be imposed, but only if Borrower has contested, or is actively contesting, tax liabilities, tax liens or assessments in good faith before Wyoming administrative agencies and/or courts as expressly permitted in Title 39 of the Wyoming Statutes. Any contest by Borrower shall be at its own expense, in good faith, but only with the written consent of the Purchaser, which consent will not be unreasonably denied or delayed. During the course of such contest, however, Borrower will continue to make or cause to be made any required yearly maintenance or rental fees applicable to its Unpatented Mining Claims or perform any required assessment work or improvements annually on each claim and to pay required rental and other fees on its Leases.

            Within ten (10) days of administrative or judicial resolution of any dispute, Borrower shall pay taxes or assessments adjudicated as due and owing.

            Section 7.05.        Consolidation, Merger, Disposition of Assets. Nothing contained in this Financing Agreement shall prevent any consolidation or merger of the Borrower, or any company or group of companies in which it is a subsidiary or affiliated company, with or into any other corporation or corporations (whether or not affiliated with the Borrower), limited liability company, or successive consolidations or mergers in which the Borrower or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of all or substantially all the property of the Borrower or any company or group of companies in which it is a subsidiary or affiliated company, to any other corporation (whether or not affiliated with the Borrower), authorized to acquire and operate the same; provided, however, and the Borrower hereby covenants and agrees, that any such consolidation, merger, sale or conveyance, other than a consolidation or merger in which the Borrower or any company or group of companies in which it is a subsidiary or affiliated company is the continuing corporation shall be approved in writing by the Issuer and the Purchaser, and the due and punctual performance and observance of all of the covenants and conditions of this Financing Agreement to be performed and observed by the Borrower, shall be expressly assumed by instrument satisfactory in form and substance to the Issuer and the Purchaser and executed and delivered to the Issuer, the Trustee and the Purchaser by the corporation or limited liability company (if other than the Borrower) formed by such consolidation or into which the Borrower shall have been merged or by the corporation or the limited liability company which shall have acquired such property. Upon any such consolidation, merger, sale or conveyance, the Borrower shall deliver to the Issuer, the Trustee and the Purchaser a Borrower’s certificate to the effect that, after giving effect to such action, no default hereunder shall have occurred and be continuing, and an Opinion of Counsel that the instrument of assumption referred to in the preceding sentence is a legal, valid and binding obligation of the corporation or limited liability company signing it.

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            Section 7.06.        Qualification in Wyoming. The Borrower agrees that throughout the Term of the Financing Agreement, it will be in good standing and qualified to do business in the State of Wyoming.

            Section 7.07.        Updated Valuations of Collateral. On or before the second and fifth anniversaries of this Financing Agreement, Borrower shall provide to the Issuer, the Trustee and the Purchaser, updated valuations of all Collateral securing the Loan made hereunder, in a form and from such appraisers as the Issuer, the Trustee and the Purchaser deem acceptable.

            Section 7.08.        Notification of Event of Default. Borrower shall promptly notify the Issuer, the Trustee and the Purchaser in writing of the occurrence of (a) any Event of Default or any event which would become an Event of Default upon notice or lapse of time or both, (b) any material adverse change in the business, property, assets, operations or conditions, financial or otherwise, of Borrower, and (c) the pendency or threat of any material litigation or arbitration or other proceeding before any governmental body or official affecting the Borrower or the Project.

            Section 7.09.        Issuer and Borrower Representatives. Whenever under the provisions of this Financing Agreement the approval of the Issuer or the Borrower is required or the Issuer or the Borrower is required to take some action at the request of the other, such approval or such request may be given for the Issuer by an Issuer’s Representative and for the Borrower by a Borrower’s Representative. Either party shall be authorized to act and rely on any such approval or request.

* * * * * * * * * *

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ARTICLE 8
ASSIGNMENT OF FINANCING AGREEMENT; INDEMNIFICATION

            Section 8.01.        Assignment of Financing Agreement.

            (a)        This Financing Agreement may not be assigned, in whole or in part, by the Issuer without the prior consent of the Borrower and the Purchaser, except that the Issuer shall grant a security interest in this Financing Agreement to the Trustee as provided in Section 8.03 hereof.

            (b)        This Financing Agreement may not be assigned, in whole or in part, by the Borrower without the consent of the Issuer and the Purchaser; however, the Trustee may assign this Financing Agreement, in whole or in part, and sell, convey, transfer or otherwise dispose of the Collateral and the Mortgaged Property, or any part thereof, provided that any such assignment, sale, conveyance, transfer or disposal shall be on the following conditions:

(i)         no such assignment, sale, conveyance, transfer or disposal (other than an assignment, sale, conveyance, transfer or disposal pursuant to the provisions of Section 7.05 hereof) shall relieve the Borrower from primary liability for any of Borrower’s Obligations hereunder, and

(ii)        in the case of an assignment, the assignee shall assume the Borrower’s Obligations hereunder to the extent of the interest assigned by an instrument satisfactory in form and substance to the Purchaser.

            Section 8.02.        Release and Indemnification Covenants.

            (a)        The Borrower shall and hereby agrees to indemnify and save the Issuer, the Trustee and the Purchaser harmless against and from all claims by or on behalf of any Person arising from the conduct or management of, or from any work or thing done on, the Collateral and the Mortgaged Property, including without limitation, (i) any condition of the Collateral and the Mortgaged Property, (ii) any breach or default on the part of the Borrower in the performance of any of its Borrower’s Obligations under this Financing Agreement, (iii) any act or negligence of the Borrower or of any of its agents, contractors, servants, employees or licensees, or (iv) any act or negligence of any assignee or lessee of the Borrower, or of any agents, contractors, servants, employees or licensees of any assignee or lessee of the Borrower. The Borrower shall indemnify and save the Issuer, the Trustee and the Purchaser harmless from any such claim arising as aforesaid, or in connection with any action or proceeding brought thereon, and upon notice from the Issuer, the Trustee or the Purchaser, the Borrower shall defend them or any of them in any such action or proceeding.

            (b)        Notwithstanding the fact that it is the intention of the parties hereto that the Issuer shall not incur any pecuniary liability by reason of the terms of this Financing Agreement or the undertakings required of the Issuer hereunder, by reason of the issuance of the Bond, by reason of the execution of the Bond Purchase Agreement, the Indenture or this Financing Agreement, or by reason of the performance of any act requested of the Issuer by the Borrower or the Purchaser, including all claims, liabilities or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing; nevertheless, if the Issuer should incur any such pecuniary liability, then in such event the Borrower shall indemnify and hold the Issuer harmless against all claims, demands or causes of action whatsoever, by or on behalf of any Person arising out of the same or out of any offering statement or lack of offering statement in connection with the sale or resale of the Bond and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, and upon notice from the Issuer, the Borrower shall defend the Issuer in any such action or proceeding.

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All references to the Issuer or the Trustee in this Section 8.02 shall be deemed to include their members, directors, trustees, officers, employees, and agents.

            (c)        Notwithstanding anything to the contrary contained herein, the Borrower shall have no liability to indemnify the Issuer, the Trustee or the Purchaser against claims or damages resulting from the Issuer’s, the Trustee’s or the Purchaser’s own gross negligence, willful misconduct or bad faith.

            Section 8.03.        Issuer to Assign and Subordinate Interest to Trustee. The parties hereto agree that the Issuer shall assign and grant a security interest in this Financing Agreement to the Trustee. In order to secure payment of the Principal Balance of the Bond and interest thereon, the Issuer shall grant to the Trustee a security interest in all of the Issuer’s right, title, and interest in and to this Financing Agreement, except for the Issuer’s rights under Sections 4.03, 8.02 and 9.04 hereof.

* * * * * * * * * *

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ARTICLE 9
DEFAULTS AND REMEDIES

            Section 9.01.        Event of Default Defined. Any of t he fol l o wi ng event s i s hereby defined as and declared to be and to constitute an Event of Default (whatever the reason for such an Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (1)        If default shall be made in the due and punctual payment of any installment of interest on the Note when it becomes due and payable; or

            (2)        If default shall be made in the due and punctual payment of any installment of principal on the Note when it becomes due and payable; or

            (3)        If default shall be made in the due and punctual payment of any other money required to be paid to the Issuer under the provisions hereof and such default shall have continued for a period of ten (10) days after written notice thereof, specifying such default, shall have been given by the Issuer or the Trustee to the Borrower; or

            (4)        If default shall be made in the performance or observance of any other of the covenants, agreements or conditions on the part of the Borrower contained in this Financing Agreement or the Note, and such default shall have continued for a period of thirty (30) days after written notice thereof given in the manner provided in clause (3) above, without Borrower’s commencing to cure the default where permitted; or

            (5)        If any representation or warranty by the Borrower is found, by the Issuer, the Trustee or the Purchaser, to be false or misleading; or

            (6)        If Borrower makes a contract or arrangement of any kind, the performance of which contract or arrangement by another party does or could give rise to a lien on the Project, without first obtaining the written authorization of the Purchaser; or

            (7)        If an Event of Default as defined in the Indenture, or any breach of any provision of the Mortgage has occurred and is continuing, taking into account any applicable cure or grace period as may be provided in the Indenture or the Mortgage; or

            (8)        If the Borrower shall file a petition in bankruptcy or is adjudicated as bankrupt or insolvent, or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver of itself or of its property, or institutes proceedings for its reorganization, or proceedings instituted by others for its reorganization are not dismissed within thirty (30) days after the institution thereof, or a receiver or liquidator of the Borrower of any substantial portion of its property is appointed and the order appointing such receiver or liquidator shall not be vacated within thirty (30) days after the entry thereof.

            Notwithstanding the foregoing, so long as an event of Force Majeure is occurring and the Borrower is unable to perform or observe any agreement, term or condition hereof which would give rise to an Event of Default under subsection (4) above, the Borrower shall not be deemed in default during the continuance of such inability. However, the Borrower shall immediately notify the Trustee and the Issuer of the extent and nature of any problem created by an event of Force Majeure and limit delays in performance to that required by the event and take all reasonable steps to minimize delays. This provision is not effective, however, unless the failure to perform is beyond the control and without the fault or negligence of the Borrower.

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            Once the event of Force Majeure is over, the Borrower must make all reasonable efforts to become in compliance as soon as possible. If the Borrower does not proceed diligently and come into compliance within 30 days after the event is over, it is then in default.

            Section 9.02.        Remedies. Whenever an Event of Default shall have occurred and be continuing, the Issuer, the Trustee, or the Purchaser as provided in Section 8.08 of the Indenture, may take one or any combination of the following remedial steps:

            (a)        if and only if the Trustee has declared the Principal Balance of the Bond immediately due and payable by written notice to the Borrower, declare an amount equal to all amounts then due and payable on the Note, whether by acceleration of maturity (as provided in the Security Documents) or otherwise, to be immediately due and payable under this Financing Agreement, whereupon the same shall become immediately due and payable; or

            (b)        take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Financing Agreement.

            Any amounts collected pursuant to action taken under this Section shall, subject to Sections 8.06 and 9.02 of the Indenture, first be applied, on a parity basis, to pay costs incurred by the Issuer, the Trustee and the Purchaser in connection therewith and the remainder shall be applied to the interest or the Principal Balance due and payable under the Bond, as determined by the Purchaser.

            The Borrower and the Issuer agree that monetary damages may not be an adequate remedy for default in compliance with non-monetary covenants in this Financing Agreement and, therefore, the Issuer or Trustee, with the written approval of the Purchaser, may seek the remedy of specific enforcement.

            Section 9.03.        No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer, the Trustee or the Purchaser is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Financing Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon an Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer, the Trustee or the Purchaser to exercise any remedy reserved to it in this ARTICLE, it shall not be necessary to give any notice, other than such notice as may be required in this ARTICLE; provided that the failure to provide any such notice shall not result in a waiver of any such Event of Default or a loss of any such remedy. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee and the Purchaser, subject to the provisions of the Security Documents, who shall be entitled to the benefit of all covenants and agreements herein contained.

            Section 9.04.        Agreement to Pay Attorneys’ Fees and Expenses. In the event the Borrower should default under any of the provisions of this Financing Agreement and the Issuer, the Trustee or the Purchaser should employ attorneys or incur other expenses for the collection of payments required hereunder or the enforcement of performance or observance of any Borrower’s Obligation or agreement on the part of the Borrower herein contained, the Borrower agrees that it will on demand therefor pay to the Issuer, the Trustee or the Purchaser the reasonable fees and expenses of such attorneys and, such other reasonable out-of-pocket expenses so incurred by the Issuer, the Trustee or the Purchaser.

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            Section 9.05.        No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Financing Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

            Section 9.06.        Trustee May File Proof of Claim. If an Event of Default shall have occurred and be continuing under Section 9.01(7) hereof, the Trustee and the Purchaser shall be entitled and empowered by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Financing Agreement, irrespective of whether the Principal Balance of the Note or any amount hereunder shall then be due and payable as therein or herein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of the Security Documents, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Purchaser allowed in such judicial proceedings relative to the Borrower, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction, on a parity, of the charges and expenses of the Trustee and the Purchaser, and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee and the Purchaser, and to pay to the Trustee and the Purchaser, any amount due for compensation and expenses, including reasonable counsel fees and expenses incurred by them up to the date of such distribution.

* * * * * * * * * *

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ARTICLE 10
PREPAYMENT OF THE LOAN

            Section 10.01.        Optional Prepayment of the Loan. The Issuer hereby grants Borrower the option to prepay all or any portion of the Loan in accordance with the terms and conditions of the Bond.

            Section 10.02.        Mandatory Prepayment of the Loan. Borrower shall prepay the Loan in full prior to the expiration of this Financing Agreement if (i) as a result of any changes in the constitution of the State of Wyoming or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or in the event of the repeal or material modification of the current General Mining Law of 1872 during the Term of the Financing Agreement or of final decree, judgment or order of any court or administrative body (whether state or federal), this Financing Agreement becomes void or unenforceable or impossible to perform in accordance with the intent and purpose of the parties as expressed in this Financing Agreement, or (ii) all or substantially all of the Collateral shall have been damaged or destroyed or there occurs condemnation of all or substantially all of the Mortgaged Property or the taking by eminent domain of such use or control of the Mortgaged Property as in each case renders the Collateral and the Mortgaged Property unsatisfactory to the Purchaser as security on the Bond and Borrower has not elected, as expressed in a certificate delivered to the Trustee within thirty (30) days after the occurrence of such event, to restore or replace the Collateral and the Mortgaged Property with other property of similar value that is acceptable to the Purchaser.

            Section 10.03.        Prepayment Price.

            (a)        In the case of a partial prepayment pursuant to Section 10.01 hereof, the prepayment price shall equal the principal amount so redeemed plus accrued interest thereon to the date of redemption, without penalty or premium. The principal so redeemed shall be applied so as to reduce the Principal Balance of the Note but there shall be no reduction in the quarterly payments of principal and interest that are due thereon.

            (b)        In the case of prepayment of the entire Loan pursuant to Sections 10.01 or 10.02 hereof, the prepayment price shall be a sum sufficient, together with any other funds available for that purpose, to pay, or redeem and pay the Principal Balance of the Bond then Outstanding at the applicable payment price, as to principal and interest to said payment date all as set forth in the Bond, and to pay all Additional Charges and Administration Expenses accrued and to accrue through final payment of the Bond and all other liabilities of Borrower accrued and to accrue hereunder through final payment of the Bond.

            Section. 10.04.        Notice of Prepayment. In order to exercise a prepayment option granted in, or to consummate a mandatory prepayment required by, this Article, Borrower shall give notice to the Trustee which shall specify therein the date of closing of the prepayment which date shall be not less than thirty (30) days nor more than sixty (60) days from the date the notice is mailed. The failure to give notice of a mandatory prepayment required by Section 10.02 hereof shall not relieve Borrower of its obligation to make such a prepayment and the date of closing of such prepayment shall be not less than ten (10) days nor more than thirty (30) days after the event giving rise to such prepayment, as determined by the Borrower or, if the Borrower shall fail or refuse to make such a determination, by the Trustee after consultation with the Purchaser.

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            Section 10.05.        Effect of Events of Default on Optional Prepayment. The option to prepay granted to Borrower in Section 10.01 hereof may be exercised whether or not Borrower is in default hereunder, provided that such default is cured on the date of closing of such prepayment. Further, any and all costs and expenses incurred by the Issuer, the Trustee or the Purchaser relating to or as a result of such default, including attorney fees, shall be reimbursed to the Issuer, the Trustee or the Purchaser by the Borrower on or before the date of closing of such prepayment.

* * * * * * * * * *

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ARTICLE 11
BORROWER’S OPTIONS

            Section 11.01.        Direction of Investments. Except during the continuance of an Event of Default, the Borrower, with the written approval of the Purchaser, shall have the right during the Term of the Financing Agreement to direct the Trustee to invest or reinvest all monies held for the credit of Funds established by ARTICLE FIVE of the Indenture, subject, however, to the further conditions of ARTICLE SIX of the Indenture.

* * * * * * * * * *

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ARTICLE 12
MISCELLANEOUS

            Section 12.01.        Term of the Financing Agreement. This Financing Agreement shall remain in full force and effect from the date hereof to and including such time as (a) the Principal Balance of the Bond and interest accrued thereon and the fees and expenses of the Issuer, the Trustee and the Purchaser shall have been fully paid or provision satisfactory to the Person to whom such amounts are payable have been made for such payments, or (b) the Trustee shall no longer hold any moneys under ARTICLE SEVEN of the Indenture, whichever is later.

            Section 12.02.        Notices. Except as otherwise provided herein, all notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given upon receipt by hand delivery, prepaid mail, overnight delivery by a nationally recognized express transportation company, telecopy or other means, with proper address as indicated below.

To the Issuer:	Johnson County, Wyoming
c/o Johnson County Clerk
76 North Main
Buffalo, Wyoming 82834
Attn: Johnson County Clerk

To the Borrower:	Uranerz Energy Corporation
1701 East “E” Street
P.O. Box 50850
Casper, Wyoming 82605
Attn: Glenn Catchpole

With a copy to:	Uranerz Energy Corporation
Administrative Office
1410 - 800 West Pender Street
Vancouver, B.C.
Canada
Attn: Sandra MacKay

To the Trustee:	UMB BANK, n.a.
1670 Broadway
Denver Colorado 80202
Attn: Leigh Lutz

To the Purchaser:	Wyoming State Treasurer
Capitol Building
200 West 24th Street, Room 122
Cheyenne, Wyoming 82002
Attn: Deputy State Treasurer

The Issuer, the Borrower, the Trustee and the Purchaser may, by written notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

            Section 12.03.        Binding Effect. Except as provided herein, this Financing Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Borrower and their respective successors and assigns and is intended to be the entire agreement between the parties hereto.

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            Section 12.04.        Severability. In the event any provision of this Financing Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof and this Financing Agreement shall remain in full force and effect.

            Section 12.05.        Amount Remaining in Debt Service Fund. Subject to Section 12.08 of the Indenture, it is agreed by the parties hereto that any amounts remaining in the Debt Service Fund upon expiration of this Financing Agreement, and after payment in full of the fees, charges and expenses of the Issuer, the Trustee and the Purchaser in accordance with the Indenture, the Administration Expenses and all other amounts required to be paid under this Financing Agreement and the Indenture, shall belong to and be paid to Borrower by Trustee.

            Section 12.06.        Authority of Borrower’s Representative. Whenever under the provisions of this Financing Agreement the approval of Borrower is required, or Issuer is required to take some action at the request of Borrower, such approval or such request shall be made by Borrower’s Representative unless otherwise specified in this Financing Agreement, and the Issuer or the Trustee shall be authorized to act on any such approval or request.

            Section 12.07.        Authority of Issuer’s Representative. Whenever under the provisions of this Financing Agreement the approval of Issuer is required, or Borrower is required to take some action at the request of Issuer, such approval or such request shall be made by the Issuer’s Representative unless otherwise specified in this Financing Agreement, and the Borrower or the Trustee shall be authorized to act on such approval or request.

            Section 12.08.        Indemnity. The Borrower will pay, and will protect, indemnify and save the Issuer and Trustee harmless from and against all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees), causes of action, suits, claims, demands and judgments of any nature arising from:

(a)        any injury to or death of any person or damage to property in or upon the Project and the Mortgaged Property or growing out of or connected with the use, nonuse, condition or occupancy of the Project and the Mortgaged Property or a part thereof;

(b)        violation of any agreement or condition of this Financing Agreement, except by the Issuer;

(c)        violation of any contract, agreement or restriction by the Borrower relating to the Project and the Mortgaged Property which shall have existed at the time of the making of the Loan; and

(d)        violation of any law, ordinance or regulation affecting the Project, the Collateral, the Mortgaged Property or a part thereof or the ownership, occupancy or use thereof.

            Section 12.09.        Amendments. No term or provision of this Financing Agreement may be amended, modified, revoked, supplemented, waived or otherwise changed except by a written instrument executed by the party to be charged with such amendment, modification, revocation, supplement, waiver or change.

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            Section 12.10.        Execution in Counterparts. This Financing Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

            Section 12.11.        Governing Law. This Financing Agreement shall be governed and construed in accordance with the laws of the State of Wyoming.

            Section 12.12.        Captions. The captions and headings in this Financing Agreement are for convenience only and no way define, limit or describe the scope or intent of any provisions or sections of this Financing Agreement.

            Section 12.13.        No Pecuniary Liability of Issuer. No provision, covenant or agreement contained in this Financing Agreement or any obligations herein imposed upon Issuer, or the breach thereof, shall constitute or give rise to a pecuniary liability of Issuer or a charge against its general credit or taxing powers. In making the agreements, provisions and covenants set forth in this Financing Agreement, Issuer has not obligated itself except with respect to the application of the revenues, income and all other property derived pursuant to this Financing Agreement.

            Section 12.14.        Counting of Days. Unless otherwise expressly stated, the term “days” when used herein means calendar days. If any time period ends on a Saturday, Sunday or holiday, officially recognized by the State of Wyoming or Trustee, the period shall be deemed to end on the next succeeding Business Day.

* * * * * * * * * *

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ARTICLE 13
DISCLOSURE OF INFORMATION

            Section 13.01.        Disclosure of Information. Borrower shall provide to the Issuer and the Purchaser the following items within the time lines noted: (1) within one hundred and eighty (180) days after the end of its tax year, copies of audited annual financial statements for the preceding tax year, for Borrower or any consolidated financial statements of which Borrower is a subsidiary; (2) on or before October 15 of each year, copies of federal income tax returns for Borrower or any tax filing organization of which Borrower is a subsidiary, as filed with the Internal Revenue Service, including any amendments or audit adjustments with respect thereto; and (3) within one hundred and eighty (180) days after the end of its tax year, projected financial statements for its current tax year, and the next two succeeding tax years. The Issuer and the Purchaser reserve the right to request, and the Borrower agrees to provide to the requesting party, additional information and documentation with respect to all information provided by Borrower pursuant to this Financing Agreement.

            All documents provided to the Issuer and the Purchaser by any party are subject to the provisions of the Wyoming Public Records Act (Wyo. Stat. §§ 16-4-201 through 16-4-304).

            IN WITNESS WHEREOF, the Issuer has caused this Financing Agreement to be executed in its name and the Borrower has caused this Financing Agreement to be executed in its name all as of the date first above written.

( S E A L )	JOHNSON COUNTY, WYOMING

/s/ "Delbert Eitel"
Chairman, Board of County Commissioners
ATTESTED:

"Vicki Edelman"
County Clerk

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[Counterpart Signature Page to Financing Agreement for Borrower]

URANERZ ENERGY CORPORATION
a Nevada corporation

By:     /s/ "Glenn Catchpole"
Its:     Glenn Catchpole

By:      ____________________________________
Its:      ____________________________________

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EXHIBIT A

DESCRIPTION OF THE NICHOLS RANCH PROJECT

            Uranerz Energy Corporation (“Uranerz” or the “Corporation”) is a corporation domiciled in the State of Nevada and registered to do business in the State of Wyoming. The Corporation is a publically traded enterprise with primary listing on the NYSE MKT stock exchange and is also listed on the Toronto stock exchange, both under the symbol “URZ.” The Corporation’s corporate and operational office is located in Casper, Wyoming.

            Uranerz is currently developing a uranium mine in the central Powder River Basin of Wyoming in what is sometimes referred to as the historic Pumpkin Buttes uranium mining district. Currently the Corporation is in the last stage of constructing its Nichols Ranch Project, which consists of a central processing facility at the Nichols Ranch property and a satellite facility at the Hank property. The central processing facility is being licensed for a capacity of 2 million pounds per year of uranium (as U3O8). It is planned that this facility will process uranium-bearing well field solutions from Nichols Ranch, as well as uranium-loaded resin transported from the Hank satellite facility, plus uranium-loaded resin from any additional satellite deposits that may be developed on the Corporation's other Powder River Basin properties. The earth work is complete, the buildings are up, the processing equipment has been installed inside the main building and the well field is nearly complete. The Corporation has all the state and federal permits needed to build and operate an ISR uranium mine in Wyoming. Construction is scheduled to be completed in 2013. The Corporation estimates the life of the mine to be between 10 and 20 years.

            Funding for all Corporation operations and mine construction from start-up in 2005 to May 2013 has been raised though equity financing. Proceeds of the $20 million Series 2013 Bond will be used to pay the Corporation’s outstanding construction loan and costs of completion of the construction.

            The Corporation has contracts in-place to sell about half of its planned production to two of the largest U.S. nuclear utilities and is focusing its sales efforts on getting more contracts with U.S. nuclear utilities as the U.S. has 104 nuclear reactors; the largest nuclear fleet in the world.

            Part of the Uranerz mission is to provide quality and rewarding employment in a workplace that is safe and healthy, and, through training and leadership, establish and maintain a highly productive, motivated and ethical workforce with worker and public safety, and protection of the environment paramount. Currently the Corporation has 38 Wyoming employees with 10 working in the Casper office and 28 working at the mine site. The Corporation also routinely has 15 to 25 contractors working at the mine on any given day. Once in production these numbers will in increase by about 50%. The Corporation’s management team has extensive experience in ISR uranium mining (125 man-years), mostly in Wyoming.

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EXHIBIT B

FORM OF PROMISSORY NOTE

THIS SERIES 2013 NOTE HAS NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Note Amount	Date of Note	Maturity Date

$20,000,000	November 26, 2013	October 1, 2020

            FOR VALUE RECEIVED, URANERZ ENERGY CORPORATION, a Nevada corporation (the “Borrower”), for value received, promises to pay to the order of JOHNSON COUNTY, WYOMING (the “Issuer”), or registered assigns, the principal sum of TWENTY MILLION DOLLARS ($20,000,000), or so much thereof as remains unpaid from time to time (the “Principal Balance”), together with interest thereon from the date hereof (computed on the basis of a 360-day year of twelve 30-day months), at an annual fixed rate of five and three-quarters percent (5.75%). Interest only on this Note shall be paid in arrears in quarterly installments not later than the first Business Day of January 2014, April 2014, July 2014 and October 2014. Thereafter, principal and interest on this Note shall be fully amortized over six (6) years and paid in quarterly installments not later than the first Business Day of each January, April, July and October, commencing January 1, 2015 through October 1, 2020, or such earlier date as the Principal Balance hereof with interest thereon shall have been paid in full.

            This Note has been executed and delivered by the Borrower pursuant to that certain Financing Agreement dated as of November 26, 2013 (the “Financing Agreement”), by and between the Issuer and the Borrower and assigned and endorsed by the Issuer to UMB BANK, n.a., as trustee (the “Trustee”) under an Indenture of Trust defined below. Terms used but not defined herein shall have the meanings ascribed to such terms in the Financing Agreement and the Indenture of Trust.

            Under the Financing Agreement, the Issuer has loaned to the Borrower the proceeds received from the sale of its $20,000,000 Johnson County, Wyoming, Taxable Industrial Development Revenue Bond (Uranerz Energy Corporation Project), Series 2013, dated as of the date of delivery thereof (the “Bond”), to be applied by the Borrower to pay the cost of a Project as defined in the Financing Agreement. The Borrower has agreed to repay such Loan by making Loan Payments (as defined in the Financing Agreement) at the times and in the amounts set forth in this Note. The Bond has been issued, concurrently with the execution and delivery of this Note, pursuant to Title 15, Chapter 1, Article 7, Wyo. Stat. and a Resolution passed and adopted by the Board of County Commissioners of the Issuer on November 12, 2013, and is secured by an Indenture of Trust dated as of November 26, 2013 (the “Indenture”), by and between the Issuer and the Trustee. The Bond has been additionally secured by a Mortgage, Assignment of Revenues, Security Agreement, Fixture Filing and Financing Statement dated as of 22, 2013 (the “Mortgage”), executed and delivered by the Borrower, as grantor and debtor, to the Trustee, as beneficiary and secured party, and an Assignment of Product Sales Contracts and Processing Agreement dated as of November 26, 2013 (the “Assignment”), by the Borrower to the Trustee.

            To provide funds to pay the interest on and principal of the Bond as and when due, the Borrower hereby agrees to and shall make Loan Payments as follows: Interest only on this Note shall be paid in quarterly installments not later than the first Business Day of January 2014, April 2014, July 2014 and October 2014. Thereafter, principal and interest on this Note shall be fully amortized over six (6) years and paid in quarterly installments not later than the first Business Day of each January, April, July and October, commencing January 1, 2015 through October 1, 2020 (the “Maturity Date”), or such earlier date as the Principal Balance thereof with interest thereon shall have been paid in full. Payments shall be applied first to interest due on the Principal Balance and thereafter to reduction of the Principal Balance. In addition, to provide funds to pay the interest on and principal of the Bond as and when due at any other time, the Borrower hereby agrees to and shall make Loan Payments on any other date on which any interest on and principal of the Bond shall be due and payable, whether upon acceleration, call for redemption or otherwise.

#2 - Financing Agreement	B -1

            If payment or provision for payment in accordance with the Indenture is made in respect of the interest on and principal of the Bond from moneys other than Loan Payments, this Note shall be deemed paid to the extent such payments or provision for payment of interest on and principal of the Bond have been made. The Borrower shall receive a credit against its obligation to make Loan Payments hereunder to the extent of the moneys delivered to the Trustee for the payment of interest on and principal of the Bond and any other amounts on deposit in the Debt Service Fund and available to pay interest on and principal of the Bond pursuant to the Indenture. Subject to the foregoing, all Loan Payments shall be in the full amount required hereunder.

            All Loan Payments shall be payable in lawful money of the United States of America, in immediately available funds, and shall be made to the Trustee at its designated corporate trust office for the account of the Issuer, deposited in the Debt Service Fund and used as provided in the Indenture.

            The obligation of the Borrower to make the payments required hereunder shall be absolute and unconditional and the Borrower shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Borrower may have or assert against the Issuer, the Trustee or any other person.

            This Note is subject to optional redemption and special redemption upon certain events of casualty and condemnation, in whole or in part, upon the terms and conditions set forth in the Financing Agreement. Any optional, special or mandatory prepayment is also subject to satisfaction of any applicable notice, deposit or other requirements set forth in the Financing Agreement or the Indenture.

            Whenever an Event of Default under Section 9.01 of the Financing Agreement shall have occurred, the unpaid Principal Balance of and accrued interest on this Note may be declared or may become due and payable as provided in Section 9.02 of the Financing Agreement; provided that any annulment of a declaration of acceleration with respect to the Bond under the Indenture shall also constitute an annulment of any corresponding declaration with respect to this Note.

            The Borrower hereby waives presentment for payment, demand, protest, notice of protest, notice of dishonor and all defenses on the grounds of extension of time for the payment hereof which may be given (other than in writing) by the Trustee.

            The Borrower hereby certifies that all conditions, acts and things required to exist, happen and be performed precedent to and in the issuance of this Note, exist, have happened and have been performed, and that the issuance of this Note has been duly authorized by the Borrower.

(Balance of the page intentionally left blank.)

#2 - Financing Agreement	B -2

            IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first above written.

           URANERZ ENERGY CORPORATION

By:     /s/ "Glenn Catchpole"
Name: Glenn Catchpole
Title:   President and Chief Executive Officer

ENDORSEMENT AND ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned, on behalf of Johnson County, Wyoming (the “Issuer”), hereby endorses and sells, assigns and transfers unto UMB BANK, n.a., as Trustee under the Indenture of Trust dated as of November 26, 2013, by and between said Trustee and the Issuer, the within Note and all rights thereunder, and hereby constitutes and appoints said Trustee to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

            IN WITNESS WHEREOF, the undersigned have set their hands as of the 26th day of November, 2013.

           JOHNSON COUNTY, WYOMING

By:      /s/ "Delbert Eitel"
            Chairman, Board of County Commissioners

Attest:

/s/ "Vicki Edelman"
County Clerk

#2 - Financing Agreement	B -3

EXHIBIT C

RECLAMATION PERFORMANCE BONDS

For	Against
DN 336 (Drilling Notification)	$280,000.00
DN 378 (Drilling Notification)	$622,500.00
Permit to Mine No. 778	$6,800,000.00

#2 - Financing Agreement	C-1

EXHIBIT D

FORM OF BORROWER’S CERTIFICATE AND REQUEST NO. ____
FOR DISBURSEMENT OF FUNDS FROM PROJECT FUND

            The undersigned, _________________, Borrower’s Representative under that certain Financing Agreement dated as of _____________, 2013 (the “Financing Agreement”) between Johnson County, Wyoming (the “County”) and Uranerz Energy Corporation (the “Borrower”), hereby certifies pursuant to Section 3.02 of the Financing Agreement as follows:

(1)        I have read the Financing Agreement and definitions relating thereto and have reviewed appropriate records and documents of the Borrower relating to the matters covered by this Certificate and Request. No event has occurred and is continuing which constitutes an Event of Default under the Financing Agreement or would constitute an Event of Default thereunder but for the requirement that notice be given or time lapse or both. The insurance required under Section 3.9 of the Mortgage, Assignment of Revenues, Security Agreement, Fixture Filing and Financing Statement remains in full force and effect;

(2)        The amount and nature of each item of Costs of Issuance or Project Costs due and payable and hereby requested to be paid to a person other than the Borrower or to the Borrower are shown on Schedule A attached hereto;

(3)        Each item of Costs of Issuance or Project Costs, for which payment or reimbursement is hereby requested, is or was necessary in connection with the Project and qualifies as such an item under the Financing Agreement;

(4)        No item of Costs of Issuance or Project Costs hereby requested to be paid or reimbursed has formed the basis for any previous payment or, except as noted, request therefor, from the Project Fund;

(5)        Neither the Collateral nor the Mortgaged Property have been injured or damaged by any casualty in a manner which, if not repaired or replaced, would materially impair the ability of the Borrower to meet its obligations under the Financing Agreement and the Indenture;

(6)        To the best knowledge of the Borrower the current General Mining Law of 1872 has not been repealed or modified in any way which would materially impair the ability of the Borrower to meet its obligations under the Financing Agreement and the Indenture, since the adoption of the Bond Resolution by the Issuer;

(7)        There has not been filed with or served upon the Borrower any notice of any lien, right to a lien or attachment upon or claim affecting the right of any person, firm or corporation to receive payment of the respective amounts stated in this request which has not been released or will not be released simultaneously with the payment of such obligation;

(8)        No liens exist other than those that will be released upon payment by the Borrower or the Trustee for construction contracts or other persons to whom it was owed of the amounts requested under this Request;

#2 - Financing Agreement	D -1

(9)        All payments paid to the Borrower or the contractors/payees under previous Requests have been paid to the respective contractors or other Persons entitled thereto;

(10)      Accompanying this Certificate and Request are full, true and correct copies of lien waivers relating to the work completed and paid pursuant to the Request immediately prior to this Request, and invoices or statements for the costs requested to be paid hereby.

            You are hereby requested to disburse from the Project Fund the amounts shown on Schedule A and make payments to the Borrower or to the persons entitled to receipt thereof as shown on said Schedule.

            WITNESSETH my hand this ____ day of ___________, ____.

URANERZ ENERGY CORPORATION

Borrower’s Representative

APPROVED:

THE STATE OF WYOMING, ACTING
BY AND THROUGH THE WYOMING
STATE TREASURER

By:     _________________________________
Title:  _________________________________
Date:  _________________________________

NOTE RE FINAL REQUEST: If this is the final Request to be submitted to the Trustee under the Indenture and the Financing Agreement, please read the following paragraph and initial as applicable.

Borrower further certifies that:

(a)	the Project is complete; ______ Initial

(b)	the Project Fund contains insufficient moneys to complete the Project and the Borrower understands that it is obligated to complete the Project and pay the remainder of the costs. _______ Initial

#2 - Financing Agreement	D -2

SCHEDULE A

SCHEDULE OF PAYMENTS REQUESTED

Contractor/Payee
(name & address)
or Borrower/Payee		Amount	Description

$

TOTAL	$

#2 - Financing Agreement	D -3

EXHIBIT E

PERMITTED ENCUMBRANCES

Permitted Encumbrances

Subject to the terms of this Financing Agreement, the Bond Purchase Agreement, the Indenture, the Security Documents and the Arkose Mining Venture Agreement, the Collateral and the Mortgaged Property (other than the Arkose Mining Venture property set forth in EXHIBIT A of the Mortgage) securing the Bond shall be the sole and exclusive property of, and title thereto shall continue to be vested in, the Borrower.

Permitted Encumbrances shall include: (a) any security interest granted to or held by Johnson County, Wyoming (the “Issuer”), UMB BANK, n.a. (the “Trustee”) or the State of Wyoming acting by and through the Wyoming state Treasurer (the “Purchaser”) under the Loan Documents; (b) any other encumbrance in favor of the Issuer, the Trustee or the Purchaser; (c) any encumbrance which is approved in writing by the Purchaser; (d) any encumbrance created under the agreement entitled the “Processing Agreement for Uranium Concentrates,” dated November 28, 2011, entered into between the Borrower and a third party for the processing of uranium resins produced by the Borrower, which contains an obligation of the Borrower which might exceed $200,000 or more per period of 12 months if the Borrower does not tender for processing a specified minimum quantity of resins to Power Resources in any of the calendar years 2013, 2014 and 2015; (e) any operating lease of personal property entered into in the ordinary course of business and having a term (including renewals) of greater than one year that is deemed to be an encumbrance under applicable law; (f) any security interest in cash or cash equivalent on deposit with any person or entity as collateral for reclamation obligations pertaining to the Properties identified in the Mortgage; (g) any encumbrance for purchase money mortgages and other security interests on equipment acquired, leased or held by Borrower (including equipment held by Borrower as lessee under leveraged leases) in the ordinary course of business to secure the purchase price of or rental payments with respect to the equipment or to secure indebtedness incurred solely for the purpose of financing the acquisition (including acquisition as lessee under leveraged leases), construction or improvement of any of the equipment, as long as the property secured by that encumbrance is limited to the relevant equipment; (h) encumbrances of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction; (i) any encumbrance arising by operation of law in the ordinary course of business in good faith including (1) workman’s, contractor’s, subscontractor’s, mechanic’s, materialman’s, supplier’s, solicitor’s or other similar statutory liens, (2) liens in favor of any government agency, (3) liens for taxes, assessments and governmental charges or levies not yet due and payable, (4) the terms and conditions of mineral leases under which Borrower is a lessee, and liens affecting the interests of any third party lessor as the property owner under the relevant lease, (5) the terms and conditions of the Leases, and (6) liens of pledges or deposits under workers’ compensation laws or similar legislation, unemployment insurance or other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return of money bonds and similar obligations; (j) any zoning or similar law or right reserved to or vested in any government agency to control or regulate the use of any real property; (k) registered restrictions, covenants, land use contracts, building schemes, declarations of covenants, conditions and restrictions, servicing agreements in favor of any government agency, easements, rights-of-ways, servitudes or other similar rights in or with respect to real property (including open space and conservation easements, restrictions or similar agreements and rights of way and servitudes for railways, water, sewer, drainage, gas and oil pipelines, electricity, light, power, telephone, telegraph, internet or cable television services and utilities) granted to or reserved by third parties; and (l) any right reserved to or vested in any government agency, by the terms of any permit, license, certificate, order, grant, classification (including any zoning laws and ordinances and similar legal requirements), registration or other consent, approval or authorization acquired from any government agency, to terminate any permit, license, certificate, order, grant, classification, registration or other consent, approval, or authorization or to require annual or other payments as a condition to the continuance of that right.

#2 - Financing Agreement	E-1

(Royalty Burdens on URANERZ Properties
Unpatented Mining Claims and Surface Use Agreements)

Without modifying the representations and warranties contained within this Financing Agreement or any of the exceptions thereto, the following are instruments under which third parties may currently have contractual or statutory rights to the surface or sub-surface covered by Unpatented Mining Claims, and those and any similar existing or future instruments shall also constitute Permitted Encumbrances:

Nichols Ranch Project:

1.

Mining Lease dated April 24, 2007 between Donald and Betty Payne and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

2.

Mining Lease dated April 24, 2007 between Constance Zorns and Lawrence Zink and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00

3.

Option Agreement dated December 9, 2005 between Excalibur Industries and Uranerz Energy Corporation includes an overriding royalty interest of 6% of the quarterly average spot price for U308 of $45.00 or less; 8% of the quarterly average spot price for U308 is greater than $45.00.

North Reno Creek Project:

1.

Mining Lease dated April 11, 2006 between the Sinadin Family Trust and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

2.

Mining Lease dated April 4, 2006 between the Larry Ickes Trust and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

3.

Mining Lease dated April 4, 2006 between the Yvonne Phillips Trust and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

4.

Mining Lease dated April 20, 2006 between Yvonne Phillips and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

#2 - Financing Agreement	E-2

(Royalty Burdens on URANERZ Properties
Unpatented Mining Claims and Surface Use Agreements)

5.

Mining Lease dated February 20, 2006 between June Thielen et.al. and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

6.

Mining Lease dated April 6, 2006 between Larry Ickes and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

7.

Mining Lease dated April 28, 2006 between Douglas Ickes and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

8.

Mining Lease dated May 10, 2006 between Jennifer Hanlin and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

9.

Mining Lease dated May 1, 2006 between Timothy Ickes and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

10.

Mining Lease dated June 29, 2007 between Hancock Enterprises and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

11.	Mining Lease dated September 25, 2008 between the Blanche Willard Trust and Uranerz Energy Corporation includes a royalty percentage of 8% of the total gross proceeds from the sale of U308.

12.	Mining Lease dated September 18, 2008 between Bernice Groves and Uranerz Energy Corporation includes a royalty percentage of 8% of the total gross proceeds from the sale of U308.

13.

Mining Lease dated February 13, 2009 between Robert Townsend III and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

14.

Mining Lease dated February 16, 2009 between Diana Morehouse and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

15.

Mining Lease dated April 14, 2009 between Judith Ickes and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

(Balance of the page intentionally left blank.)

#2 - Financing Agreement	E-3

(Royalty Burdens on URANERZ Properties
Unpatented Mining Claims and Surface Use Agreements)

16.

Mining Lease dated April 16, 2009 between Cannon Wyoming Investment LLC and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

17.

Mining Lease dated April 22, 2009 between Melissa Fry and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

18.

Mining Lease dated May 18, 2009 between William Randolph Townsend and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

19.

Mining Lease dated June 15, 2009 between Fortin Enterprises, Inc. and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

(Royalty Burdens on ARKOSE Properties
Fee Leases and Surface Use Agreements)

Jane Dough Project:

1.

Mining Lease dated April 27, 2007 between Ray Taylor and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 2%-10%.

2.

Mining Lease dated May 11, 2007 between Donnelle J. Schlicht and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 2%-10%.

3.

Mining Lease dated June 21, 2007 between Laura L. Day and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 2%-10%.

4.

Mining Lease dated April 13, 2006 between Nelroy LLC and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a royalty percentage of 4% of the total gross proceeds from the sale of U308.

5.

Mining Lease dated July 17, 2006 between The Trautwein Family, LLC and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based total gross proceeds from the sale of U308 of 2%- 10%.

6.

Mining Lease dated July 3, 2007 between H. Howard Cooper and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 4.5%-10%.

#2 - Financing Agreement	E-4

(Royalty Burdens on ARKOSE Properties
Fee Leases and Surface Use Agreements)

7.

Mining Lease dated July 3, 2007 between George and Dana Clay and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 4.5%-10%.

8.

Mining Lease dated May 3, 2007 between FCN, Inc. and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 4.5%-10%.

9.

Mining Lease dated September 20, 2007 between Diana K. Woods and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 4.0%-10%.

10.

Mining Lease dated September 20, 2007 between Judy and Lawrence Kolz and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 4.0%-10%.

11.

Mining Lease dated September 20, 2007 between Matthew Lawrence Kolz and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 4.0%-10%.

12.

Mining Lease dated September 20, 2007 between Matsuda Trust and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 4.0%-10%.

13.

Mining Lease dated September 30, 2007 between Blackgold Enterprises, LLC and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 4.5%-10%.

14.

Mining Lease dated August 20, 2008 between Pax Irvine Mineral Trust and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; 8% when the fair market value of U308 is greater than $45.00.

15.

Mining Lease dated November 24, 2009 between Pamela Campbell et. al. and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; 8% when the fair market value of U308 is greater than $45.00.

16.

Option Agreement dated December 9, 2005 between Excalibur Industries and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes an overriding royalty interest of 6% of the quarterly average spot price for U308 of $45.00 or less; 8% of the quarterly average spot price for U308 is greater than $45.00.

17.

Surface Use Agreement dated August 13, 2008 between Dry Fork Land & Livestock and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a Surface Extraction payment based on the total gross proceeds from the sale of U308 of 1% at $50.00 or less; and 2% at greater than $50.00.

#2 - Financing Agreement	E-5

(Royalty Burdens on ARKOSE Properties
Fee Leases and Surface Use Agreements)

18.

Surface Use Agreement dated August 13, 2008 between Iberlin Ranch Ltd and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a Surface Extraction payment based on the total gross proceeds from the sale of U308 of 1% at $50.00 or less; and 2% at greater than $50.00.

19.

Mining Lease dated December 3, 2008 between Iberlin Mineral Partnership and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008, includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 2%-10%.

20.	Quitclaim Deed from WYOCAD LLC to Nammco, a Wyoming Partnership dated October 16, 2006 pertaining to the WC claims and reserving an overriding royalty interest of ¼ of 1% of 8/8ths.

(URANERZ and ARKOSE Unpatented Mining Claims Subject to Royalty Burdens)

	Claim	Claim		Location	Township	Range
Project	Name	No.	W M C#	Date	North	West	Sec.	County

Uranerz Claims

Nichols Ranch	EB	67	277010	1/27/2006	43	76	17	Campbell
Nichols Ranch	EB	68	277011	1/27/2006	43	76	17	Campbell
Nichols Ranch	EB	77	274590	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	78	274591	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	79	274592	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	80	274593	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	82	274594	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	84	274595	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	86	274596	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	94	274597	2/6/2006	43	76	17	Johnson
Nichols Ranch	EB	95	274598	2/6/2006	43	76	7,8,17,18	Johnson
Nichols Ranch	EB	96	274599	2/6/2006	43	76	8,17	Johnson
Nichols Ranch	EB	97	277012	1/28/2006	43	76	7,8	Johnson
Nichols Ranch	EB	98	274600	1/28/2006	43	76	8	Johnson
Nichols Ranch	EB	99	274601	1/28/2006	43	76	7,8	Johnson
Nichols Ranch	EB	100	274602	1/28/2006	43	76	8	Johnson
Nichols Ranch	EB	69	7681	9/15/1968	43	76	17	Campbell
Nichols Ranch	EB	70	7682	9/15/1968	43	76	17	Campbell
Nichols Ranch	EB	71	7683	9/15/1968	43	76	17	Campbell
Nichols Ranch	EB	73	7685	9/15/1968	43	76	17	Campbell
Nichols Ranch	EB	81	7693	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	83	7695	9/19/1968	43	76	17	Johnson

#2 - Financing Agreement	E-6

	Claim	Claim		Location	Township	Range
Project	Name	No.	W M C#	Date	North	West	Sec.	County

Nichols Ranch	EB	85 Am	7697	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	87 Am	7699	9/19/1968	43	76	17,18	Johnson
Nichols Ranch	EB	88	7700	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	89 Am	7701	9/19/1968	43	76	17,18	Johnson
Nichols Ranch	EB	90	7702	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	91 Am	7703	9/19/1968	43	76	17,18	Johnson
Nichols Ranch	EB	92	7704	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	93 Am	7705	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	102	290876	9/26/2007	43	76	17	Campbell
Nichols Ranch	EB	103	290877	9/26/2007	43	76	17	Campbell
Nichols Ranch	EB	104	290878	9/26/2007	43	76	17	Campbell
Nichols Ranch	EB	105	290879	9/26/2007	43	76	17	Campbell
Nichols Ranch	EB	106	290880	9/26/2007	43	76	17	Campbell
Nichols Ranch	EEB	1	297963	8/11/2009	43	76	18	Johnson

Jane Dough	DS	25	281348	12/10/2006	43	76	20	Campbell
Jane Dough	DS	26	281349	12/10/2006	43	76	20	Campbell
Jane Dough	DS	28	281351	12/10/2006	43	76	20	Campbell
Jane Dough	DS	30	281353	12/10/2006	43	76	20	Campbell
Jane Dough	DS	32	281355	12/10/2006	43	76	20	Campbell
Jane Dough	DS	34	281357	12/10/2006	43	76	20	[Campbell]
								Johnson
Jane Dough	DS	35	281358	12/10/2006	43	76	20	Johnson
Jane Dough	DS	36	281359	12/10/2006	43	76	20	Johnson
Jane Dough	EB	43	274582	2/6/2006	43	76	20,21	Campbell
Jane Dough	EB	44	274583	2/6/2006	43	76	21	Campbell
Jane Dough	EB	45	274584	2/6/2006	43	76	20,21	Campbell
Jane Dough	EB	46	274585	2/6/2006	43	76	21	Campbell
Jane Dough	EB	40	14314	9/17/1968	43	76	21	Campbell
Jane Dough	EB	42	14316	9/17/1968	43	76	21	Campbell
Jane Dough	DS	102	284595	3/1/2007	43	76	21	Campbell
Jane Dough	DS	103	284596	3/2/2007	43	76	21	Campbell
Jane Dough	DS	104	284597	3/2/2007	43	76	21	Campbell
Jane Dough	DS	105	284598	3/2/2007	43	76	21	Campbell
Jane Dough	DS	106	284599	3/2/2007	43	76	21	Campbell
Jane Dough	DS	109	284600	3/1/2007	43	76	21	Campbell
Jane Dough	DS	110	284601	3/1/2007	43	76	21	Campbell
Jane Dough	DS	111	284602	3/2/2007	43	76	21	Campbell

#2 - Financing Agreement	E-7

	Claim	Claim		Location	Township	Range
Project	Name	No.	W M C#	Date	North	West	Sec.	County

Arkose Claims

Jane Dough	TR	235	275180	2/24/2006	43	76	29	Campbell

Jane Dough	TR	236	275181	2/24/2006	43	76	29	Campbell

Jane Dough	TR	237	275182	2/24/2006	43	76	29	Campbell

Jane Dough	TR	238	275183	2/24/2006	43	76	29	Campbell

Jane Dough	TR	239	275184	2/24/2006	43	76	29	Campbell

Jane Dough	TR	240	275185	2/24/2006	43	76	29	Campbell

Jane Dough	TR	241	275186	2/24/2006	43	76	29	Campbell

Jane Dough	TR	242	275187	2/24/2006	43	76	20,29	Campbell

Jane Dough	TR	243	275188	2/24/2006	43	76	20,29	Campbell

Jane Dough	TR	244	275189	2/24/2006	43	76	20	Campbell

Jane Dough	TR	245	275190	2/24/2006	43	76	20	Campbell

Jane Dough	DS	3	281326	12/10/2006	43	76	28	Campbell

Jane Dough	DS	4	281327	12/10/2006	43	76	21,28	Campbell

Jane Dough	DS	5	281328	12/10/2006	43	76	28	Campbell

Jane Dough	DS	6	281329	12/10/2006	43	76	21,28	Campbell

Jane Dough	DS	7	281330	12/10/2006	43	76	28	Campbell

Jane Dough	DS	8	281331	12/10/2006	43	76	21,28	Campbell

Jane Dough	DS	9	281332	12/10/2006	43	76	28	Campbell

Jane Dough	DS	10	281333	12/10/2006	43	76	21,28	Campbell

Jane Dough	DS	11	281334	12/10/2006	43	76	28	Campbell

Jane Dough	DS	12	281335	12/10/2006	43	76	21,28	Campbell

Jane Dough	DS	13	281336	12/10/2006	43	76	28	Campbell

Jane Dough	DS	14	281337	12/10/2006	43	76	21,28	Campbell

Jane Dough	DS	15	281338	12/10/2006	43	76	28	Campbell

Jane Dough	DS	16	281339	12/10/2006	43	76	21,28	Campbell

Jane Dough	DS	17	281340	12/10/2006	43	76	28,29	Campbell

Jane Dough	DS	18	281341	12/10/2006	43	76	20,21,28,29	Campbell

Jane Dough	DS	19	281342	12/10/2006	43	76	29	Campbell

Jane Dough	DS	20	281343	12/10/2006	43	76	20,29	Campbell

Jane Dough	DS	21	281344	12/10/2006	43	76	29	Campbell

Jane Dough	DS	22	281345	12/10/2006	43	76	20,29	Campbell

Jane Dough	DS	23	281346	12/10/2006	43	76	29	Campbell

Jane Dough	DS	24	281347	12/10/2006	43	76	20,29	Campbell

Jane Dough	DS	27	281350	12/10/2006	43	76	20	Campbell

Jane Dough	DS	29	281352	12/10/2006	43	76	20	Campbell

Jane Dough	DS	31	281354	12/10/2006	43	76	20	Campbell

Jane Dough	DS	33	281356	12/10/2006	43	76	20	[Campbell] Johnson

#2 - Financing Agreement	E-8

	Claim	Claim		Location	Township	Range
Project	Name	No.	W M C#	Date	North	West	Sec.	County

Jane Dough	DS	37	281360	12/10/2006	43	76	20	Campbell

Jane Dough	DS	38	281361	12/10/2006	43	76	20	Campbell

Jane Dough	DS	39	281362	12/10/2006	43	76	20	Campbell

Jane Dough	DS	100	284593	3/1/2007	43	76	21	Campbell

Jane Dough	DS	101	284594	3/1/2007	43	76	21	Campbell

Jane Dough	W C	319	275263	2/22/2006	43	76	32	Campbell

Jane Dough	W C	320	275264	2/22/2006	43	76	32	Campbell

Jane Dough	W C	321	275265	2/22/2006	43	76	32	Campbell

Jane Dough	W C	322	275266	2/22/2006	43	76	32	Campbell

Jane Dough	W C	323	275267	2/22/2006	43	76	32	Campbell

Jane Dough	W C	324	275268	2/22/2006	43	76	32	Campbell

Jane Dough	W C	325	275269	2/22/2006	43	76	32	Campbell

Jane Dough	W C	326	275270	2/22/2006	43	76	32	Campbell

Jane Dough	W C	327	275271	2/22/2006	43	76	32	Campbell

Jane Dough	W C	328	275272	2/22/2006	43	76	32	Campbell

Jane Dough	W C	365	275309	2/22/2006	43	76	32	Johnson

Jane Dough	W C	366	275310	2/22/2006	43	76	32	Johnson

Jane Dough	W C	367	275311	2/22/2006	43	76	32	Johnson

Jane Dough	W C	368	275312	2/22/2006	43	76	32	Johnson

Jane Dough	W C	369	275313	2/22/2006	43	76	32	Johnson

Jane Dough	W C	370	275314	2/22/2006	43	76	32	Johnson

Jane Dough	W C	371	275315	2/22/2006	43	76	32	Johnson

Jane Dough	W C	372	275316	2/22/2006	43	76	32	Johnson

Jane Dough	W C	373	275317	2/22/2006	43	76	32	Johnson

Jane Dough	W C	374	275318	2/22/2006	43	76	32	Johnson

#2 - Financing Agreement	E-9

EXHIBIT F

PRODUCT SALES CONTRACTS AND PROCESSING AGREEMENT

Product Sales Contracts

1.	Agreement for the Sale and Purchase of Natural Uranium Concentrates dated July 20, 2009, between the Assignor and Exelon Generation Company LLC, as amended by agreement dated December 21, 2012

2.

Uranium Sales Agreement dated August 4, 2009, between the Assignor and Dominion Resources Services, Inc., on its own behalf and as agent for its affiliates Dominion Energy Kewaunee, Inc., Dominion Nuclear Connecticut, Inc. and Virginia Power Fuel Corporation, as amended by agreements dated September 8, 2011 and August 31, 2012

3.	Agreement (No. 2) for the Sale and Purchase of Natural Uranium Concentrates dated January 25, 2013, between the Assignor and Exelon Generation Company LLC

Processing Agreement

1.	Processing Agreement for Uranium Concentrates dated November 28, 2011, between the Assignor and Power Resources, Inc., d/b/a Cameco Resources

#2 - Financing Agreement	F-1

EXHIBIT G

PERMITS AND LICENSES FOR THE NICHOLS RANCH PROJECT

Permit, License, or Approval Name	Agency	Status	Comment

Sources Material License	NRC	Received SUA-1597 7/19/2011	Must be renewed every ten years

Permit to mine	W DEQ -LQD	Received Permit to Mine No. 778 12/29/2010

Permit to Appropriate Groundwater	SEO	All permits for wells are approved and in hand

DEQ Drilling Permit	W DEQ -LQD	In Possession, No. 336DN and 378DN

BLM Drilling Permit	BLM	W -169662 was terminated in 2011

W ellfield Authorization Permit	W DEQ -LQD	Nichols Ranch PA#1 in review with NRC	DEQ Approved June 4, 2013

Deep Disposal W ell Permits	W DEQ -W QD	Received Permit 10-392 10/22/2012	Must be renewed every ten years

W YPDES	W DEQ -W QD	N/A

11(e)2 Byproduct/W aste Disposal Agreement	N/A	Agreement in place

Septic Leach Field	County	Obtained permit from Johnson County 01/17/2012

Air Quality Permit	W DEQ -AQD	Received Permit CT -8644 10/02/2009

BLM Plan of Operations	BLM	Plan of Operations deemed complete (06/2012), draft Environmental Assessment under review.	Applies to 280 acres of BLM land at the Hank Unit

Storm W ater Pollution Prevention Plan	W DEQ -W QD	Received authorization W YR104331	Expires 03/15/2016, but can be renewed

EPA Public W ater System	EPA	Received - Permit No. W Y5601665

Notes:	NRC - Nuclear Regulatory Commission
W DEQ -LQD - W yoming Department of Environmental Quality Land Quality Division
W DEQ -W QD - W yoming Department of Environmental Quality W ater Quality Division
W DEQ -AQD - W yoming Department of Environmental Quality Air Quality Division
SEO - State Engineer’s Office
BLM - Bureau of Land Management

#2 - Financing Agreement	G-1

EXHIBIT H

LIENS TO BE PAID ON THE DATE OF CLOSING ON THE BOND

Mortgage, Security Agreement, Assignment, Financing Statement and Fixture Filing dated June 4, 2013 (the “June 2013 Mortgage”), which was filed in the official records of Johnson County, Wyoming, on June 4, 2013, at Book 88A-235, Pages 136-170, Reception No. 129917, and in the official records of Campbell County, Wyoming, on June 4, 2013, at Book 2798 of Photos, Pages 1- 35, Reception No. 983972, from the Borrower, as mortgagor, to and for the benefit of Deans Knight Capital Management LTD (“Deans Knight”), with mailing address of 1500-999 West Hastings Street, Vancouver, British Columbia V5C 2W2, as mortgagee, as Portfolio Manager for each of the Deans Knight Investors under that certain Note Purchase Agreement dated as of the 31st  day of May, 2013.

#2 - Financing Agreement	H-1